Exhibit 4.10


                                      LEASE


                                     Between


                      MONTGOMERY ASSOCIATES, L.P., Landlord



                                       and



                           FUNDTECH CORP, INC., Tenant




                             Dated: August 30, 1999

                                TABLE OF CONTENTS

ARTICLE 1.        DEMISE OF PREMISES.........................................2
ARTICLE 2.        TERM.......................................................2
ARTICLE 3.        RENT.......................................................2
ARTICLE 4.        BASE RENT ADJUSTMENT.......................................3
ARTICLE 5.        SECURITY...................................................4
ARTICLE 6.        COMPLETION AND POSSESSION..................................5
ARTICLE 7.        USE OF PREMISES............................................5
ARTICLE 8.        REPAIRS, REPLACEMENTS, ALTERATIONS.........................6
ARTICLE 9.        TENANT COVENANTS...........................................7
ARTICLE 10.       LANDLORD'S SERVICES........................................8
ARTICLE 11.       ASSIGNMENT, SUBLETTING, ETC...............................11
ARTICLE 12.       LANDLORD'S RIGHTS.........................................12
ARTICLE 13.       DAMAGE BY FIRE, ETC.......................................13
ARTICLE 14.       CONDEMNATION..............................................14
ARTICLE 15.       COMPLIANCE WITH LAWS......................................15
ARTICLE 16.       DAMAGE TO PROPERTY........................................15
ARTICLE 17.       SUBORDINATION.............................................15
ARTICLE 18.       NOTICES...................................................16
ARTICLE 19.       CONDITIONS OF LIMITATION..................................16
ARTICLE 20.       RE-ENTRY BY LANDLORD......................................17
ARTICLE 21.       DAMAGES...................................................18
ARTICLE 22.       WAIVER OF TRIAL BY JURY...................................19
ARTICLE 23.       NO WAIVERS................................................19
ARTICLE 24.       PARTIES BOUND.............................................19
ARTICLE 25.       CURING TENANT'S DEFAULTS..................................20
ARTICLE 26.       MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE................20
ARTICLE 27.       TENANT'S ENVIRONMENTAL RESPONSIBILITIES...................20
ARTICLE 28.       MISCELLANEOUS.............................................22
ARTICLE 29.       INABILITY TO PERFORM......................................23
ARTICLE 30.       ABANDONED PERSONAL PROPERTY...............................23
ARTICLE 31.       EXCULPATION...............................................23
ARTICLE 32.       ARTICLE HEADINGS..........................................24
ARTICLE 33.       QUIET ENJOYMENT...........................................24
ARTICLE 34.       HOLDING OVER..............................................24
ARTICLE 35.       DEFAULT RATE OF INTEREST AND ATTORNEYS FEES...............24
ARTICLE 36.       RELOCATION................................................24
ARTICLE 37.       SUBMETERING OF SUITE 501..................................24
ARTICLE 38.       ADDITIONAL WORK...........................................24
ARTICLE 39.       DEMISE OF SUITES 501 AND 505..............................25

                               AGREEMENT OF LEASE
                               ------------------

Between MONTGOMERY ASSOCIATES, L.P., a limited partnership of the State of New Jersey (hereinafter called "Landlord"), and FUNDTECH CORP., INC. (hereinafter called "Tenant").


                                    PREAMBLE
                                    --------

BASIC LEASE PROVISIONS AND DEFINITIONS.

      In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

      (1) Date of Lease:

      (2) Exhibits:

                        The following Exhibits attached to this Lease are incorporated herein and made a part hereof:

                  Exhibit A:  Floor Plan(s)
                  Exhibit B:  Landlord's Work
                  Exhibit C:  Omit
                  Exhibit D:  Rules and Regulations
                  Exhibit E:  Building Maintenance Specification
                  Exhibit F:  Building Holidays

(3)   Building:   30 Montgomery Street
                  Jersey City, New Jersey 07302

(4) Premises or Demised Premises: Outlined on Exhibit A - 3,505 gross rentable square feet in Suite 505 ("Suite 505") and 1,396 gross rentable square feet in Suite 690 (Suite "690").

(5)   Land:       On Tax Assessment Map of the City of Jersey City, Hudson
                  County, New Jersey. Block 8, Lot C2.

(6)   Term:       5 years

(7)   Base Rent:

      Suite 505   $82,367.50 per annum, payable $6,863.96 per
                  month for the period from October 1, 1999 through September 30, 2004.

      Suite 690   $34,900.00 per annum, payable $2,908.33 per month
                  for the period October 1, 1999 through September 30, 2004.

(8)   Utility Charge:

      Suite 505:  To be submetered and paid by Tenant monthly.

      Suite 690:  $2,443.00 per annum; $203.58 monthly for the period
                  October 1, 1999 through September 30, 2004.

(9)   Tenant's Percentage: 1.23% on Suite 505
                           .49% on Suite 690

(10)  Base Year:           2000

(11)  Security:            $19,544.58

(12)  Commencement Date:   October 1, 1999

(13)  Termination Date:    September 30, 2004

(14)  Permitted Use:       General Office

(15)  Tenant's Address:    30 Montgomery Street
                           Jersey City, New Jersey

(16)  Landlord's Address:  c/o Denholtz Associates
                           P.O. Box 1234
                           1600 St. Georges Avenue
                           Rahway, NJ 07065

(17)  Broker:              Cushman & Wakefield of New Jersey, Inc.

(18)  Option:              None


                                W I T N E S S E T H:

      1. DEMISE OF PREMISES. Landlord does hereby lease and demise to Tenant, and Tenant does hereby hire and take from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the Premises for the Term together with the non-exclusive right of Tenant to all of the common areas of the Property.

      2. Term. The Term shall commence on the commencement date (subject to Article 6 hereof) and shall end on the Termination date or on such other date as the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law. Whenever reference is made in this Lease to "Lease Year", the same shall mean each twelve (12) month period commencing January 1 and terminating December 31, except that in the event of the termination of this Lease on any day other than the last day of a Lease Year, then the last lease year shall be the period from the preceding January 1 to such date of termination, and in the event that the commencement date is other than January 1, then the first year shall be on the period from the commencement date until the following December 31.

      3. RENT.

         A. The Base Rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Term (except that Tenant shall pay the first monthly installment on the execution hereof), plus such additional rent and other charges as shall become due and payable hereunder, which additional rent and other charges shall be payable as hereinafter provided; all of which shall be paid to Landlord at Landlord's address, or at such other place or to such other person as Landlord may designate, in lawful money of the United States of America. Base Rent, additional rent and other charges hereunder are sometimes collectively referred to herein as "rent".

         B. Tenant does hereby covenant and agree to pay the rent herein reserved as and when the same shall become due and payable, without demand therefore and without any counterclaim, set-off or deduction whatsoever, and to keep and perform, and to permit no violation of, each and every one of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of Tenant to be kept and performed.

         C. There shall be a late charge equal to ten (10%) percent on all payments of Base Rent hereunder which are made more than ten (10) days after the due date thereof. For any other charges due hereunder for which a bill must be rendered, the late charges of ten percent (10%) shall not be imposed unless and until ten (10) days have passed since notice of the charges have been given to Tenant. In the event Tenant fails or refuses to pay rent hereunder and Landlord institutes suit for the collection of same, Tenant agrees to reimburse Landlord, as additional rent hereunder, for all reasonable expenses incurred by Landlord in connection therewith, including, but not limited to, reasonable attorney's fees.

         D. Intentionally Omitted.

         E. If, by reason of any of the provisions of this Lease, the obligation of Tenant to commence the payment of rent under this Lease shall be on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated based upon one-thirtieth (1/30th) thereof per diem.

      4. BASE RENT ADJUSTMENT

         A. As used in, and for the purposes of this Article:

         (i) "Taxes" shall mean the taxes and assessments imposed upon the Building and the Land, or upon the Base Rent and additional rent, as such, payable by Landlord, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed, or assessed against the Building and the Land by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Landlord in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a real estate tax, such franchise, income or profit tax shall be deemed to be a tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a real estate tax as hereinbefore provided) shall not be deemed a tax for the purposes hereof. Notwithstanding anything contained herein to the contrary, Tenant shall assume and pay to Landlord in full at the time of paying the Base Rent any excise, sales, use, gross receipts or other taxes (other than a net income or excess profits tax) which may be imposed on or measured by such Base Rent or additional rent or may be imposed on Landlord or on account of the letting or which Landlord may be required to pay or collect under any law now in effect or hereafter enacted

         (ii) "Operating Expenses" shall mean and include those expenses incurred in respect to the operation, maintenance, including the maintenance of elevators, management and safekeeping of the Land and Building, including building personnel, in accordance with generally accepted accounting principles and sound management practices as applied to the operation, maintenance and safekeeping of first class office buildings.

         (iii) "Base Expenses "shall mean the Operating Expenses for the Base Year.

         (iv) "Lease Year" shall mean each calendar year in which occurs any part of the Term subsequent to the Base Year.

         (v) "Tax Year" shall mean each calendar year in which occurs any part of the Term.

         B. As soon as practicable after each Lease Year, Landlord will furnish Tenant a statement which shall show a comparison of the Operating Expenses for the preceding Lease Year to the Base Expenses. On the first day for the payment of Base Rent hereunder following the furnishing of such comparative statement,
(i) Tenant shall pay to Landlord a sum (the "Operating Expense Increase") equal to the Operating Expenses for the preceding calendar year less the Base Expenses multiplied by Tenant's Percentage, (ii) Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the expense increase multiplied by the number of months then elapsed commencing with the first day of the current Lease Year and, in advance, one-twelfth (1/12th) of the expense increase in respect of the then current month; and (iii) thereafter, until a different comparative statement shall be submitted to Tenant as above provided, the monthly installments of Base Rent payable under this Lease shall be increased by an amount equal to one-twelfth (1/12th) of the expense increase.

         C. As soon as practicable after the Base Year, Landlord will furnish Tenant a statement which shall show a comparison of the Taxes for the then current Taxes for the Base Year. The increase, if any, of Taxes for the then current tax year over the tax base, when multiplied by Tenant's Percentage, is herein referred to as the "tax increase". On the first day for the payment of Base Rent hereunder following the furnishing of such comparative statement, (i) Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the tax increase multiplied by the number of months elapsed commencing with the first day of the then current Tax Year and, in advance, one-twelfth (1/12th) of the tax increase in respect of the then current month; and (ii) thereafter, until a different comparative statement shall be submitted to Tenant as above provided, the monthly installments of Base Rent payable under this Lease be increased by an amount equal to one-twelfth (1/12th) of the tax increase.

         D. If prior to the receipt by Tenant of a comparative statement from Landlord pursuant to sub-paragraphs B or C above, Tenant has paid any expense increase or tax increase with respect to the Lease Year for which that comparative statement was submitted, then appropriate credits and/or adjustments shall be made to reflect the expenses which Tenant may have previously paid in whole or in part or may then be paying.

         E. In the event Landlord shall obtain a refund for any Taxes or Operating Expenses after payment by Tenant of any tax increase or expense increase relative thereto, Landlord shall give Tenant an appropriate credit or reimbursement which shall reflect any reasonable costs and expenses incurred by Landlord in obtaining the refund.

         F. If Tenant shall dispute in writing any specific item or items included by Landlord in any statement furnished by Landlord to Tenant and such dispute is not amicably settled between Landlord and Tenant within sixty (60) days after statement therefor has been rendered, either party may, during the sixty (60) days (upon written notice to the other party accompanied by a copy of its letter of submission setting forth the items of dispute) refer such disputed item or items to arbitration in accordance with the provisions of this Lease and the decision rendered in such arbitration shall be conclusive and binding upon Landlord and Tenant. The expenses involved in such determination shall be borne by the party against whom a decision is rendered unless otherwise determined in such arbitration. Landlord shall have the right, for a period of twelve (12) months after the rendering of any statements (or for a longer period, if reasonably required in order to ascertain the facts) to send corrected statements to Tenant, and any rent required thereby shall be paid by Tenant within thirty (30) days thereafter. If Tenant shall not so dispute any item or items of any statement or corrected statement within thirty (30) days after such statement or corrected statement has been rendered, Tenant shall be deemed to have approved such statement or corrected statement.

         G. If, with respect to Operating Expenses, as established in Article 4(a) hereof, the Building is not ninety-five (95%) percent occupied during the establishment of the Base Year then the Base Expenses incurred with respect to said Operating Expenses shall be adjusted so as to reflect ninety-five (95%) percent occupancy. Similarly, if, during any Calendar Year or proportionate part thereof subsequent to the Base Year the Building is less than ninety-five (95%) percent occupied then the actual costs incurred for Operating Expenses shall be increased during any such period to reflect ninety-five (95%) percent occupancy so that at all times after the base Period the Operating Expenses shall be actual costs, but in the event less than ninety-five (95%) percent of the Building is occupied during all or part of the Calendar Year involved, the Operating Costs shall not be less than that which would have been incurred had ninety-five (95%) percent of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels. To the extent any Operating Expenses or Utility and Energy Cost is separately billed or metered or paid for directly by any Building tenant, to include but not be limited to Tenant, or for which Landlord received reimbursements, said space shall be considered vacant space for purposes of the aforesaid adjustment.

         H. Landlord shall keep, for a period of sixty (60) days after statements are rendered as provided in this Article 4, records in reasonable detail of the items covered by such statements and shall permit Tenant, upon the giving of reasonable prior notice, to examine and audit such records to verify such statements, at reasonable times during business hours.

      5. SECURITY. Tenant has deposited the Security with Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent, Landlord may use, apply or retain the whole or any part of the Security to the extent required for the payment of any rents as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To the extent that Landlord, during the Term hereof, so uses, applies or retains all or any part of the Security, Tenant shall, on demand, promptly restore the Security to its original amount. The Security (less any portions thereof used, applied as retained by Landlord in accordance with the provisions of this Article 5) shall be returned to Tenant after the termination date (or after such other date when the Term may expire or be terminated, without the fault of Tenant, pursuant to the provisions of this Lease or pursuant to law) and after delivery of entire possession of the Premises to Landlord in accordance with the provisions of this Lease. In the event of a sale or leasing of the Land and Building, Landlord shall have the right to transfer the Security to the vendee or Tenant and Landlord shall thereupon be released by Tenant from all liability for the return of such Security, and Tenant agrees to look to the new Landlord solely for the return of said Security. It is agreed that the provisions hereof shall apply to every such transfer or assignment made of the Security. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security and that neither Landlord nor its successors and assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

      6. COMPLETION AND POSSESSION.

         A. Landlord shall exercise reasonable diligence and shall endeavor to have the Premises ready for Tenant's possession on or before the commencement date designated in the Preamble to this Lease, subject to delay by causes beyond the reasonable control of Landlord or by the action or inaction of Tenant. If the Premises are not ready for Tenant's possession within the meaning of this
Article 6 on such commencement date, then this Lease shall not be affected thereby but, in such case, the commencement date shall be deemed to be postponed until the date when the Premises are ready for Tenant's possession but the Termination Date shall remain the same and Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason of any such postponement. The parties hereto agree that this Article 6 constitutes an express provision as to the time at which Landlord may deliver possession of the Premises to Tenant, and Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to any law now or hereafter in force.

         B. The Premises shall be conclusively deemed ready for Tenant's possession as soon as (1) a certificate (temporary or final) permitting occupancy of the Premises for the permitted use has been issued by the required governmental body, and (2) the substantial completion of Landlord's Work, at which time the rent reserved and covenanted to be paid by Tenant under this Lease shall commence. The Premises shall not be deemed to be unready for Tenant's possession or incomplete if (i) only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Premises, (ii) the delay in the availability of the Premises for possession shall be due to special work, changes, alterations or additions required or made by Tenant in the Premises, (iii) caused in whole or in part by Tenant through the delay of Tenant in submitting any plans and/or specifications, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise, (iv) caused in whole or in part by delay and/or default of the part of Tenant and/or its subtenant or subtenants, or (v) the telephone installation in the Premises has not been completed.

         C. Tenant, by entering into possession of the Premises, shall be conclusively deemed to have agreed that Landlord up to the time of such possession has performed all of its obligations hereunder and that the Premises are in satisfactory condition as of the date of such possession.

         D. In the event possession of the Premises (herein referred to as the "possession date") is delivered to Tenant pursuant to this Article 6 on a day other than the commencement date set forth in the Preamble to this Lease, then the commencement date shall be deemed to be the same day as the possession date but the Termination Date shall remain the same.

      7. USE OF PREMISES.

         A. The Premises shall be used and occupied only for the permitted use described in the Preamble to this Lease and for no other use or purpose. Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any certificate of occupancy for the Building or Premises, or any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or suffer or permit anything to be brought into or kept in the Premises which, in the reasonable judgement of Landlord, shall in any way impair or interfere with any of the Building services or the proper and economical heating, cleaning, air conditioning or other servicing of the Building or the Premises, or impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.

         B. If any governmental license or permit (other than the certificate of occupancy required to be obtained by Landlord pursuant to Article 6 hereof) shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Premises, and if the failure to secure such license or permit would, in any way, affect Landlord, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall, at all times, comply with the terms and conditions of each such license or permit.

         C. If by reason of failure of Tenant to comply with the provisions of this Lease, including but not limited to the manner in which Tenant uses or occupies the Premises, the insurance rates shall at the commencement of the Term or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all insurance premiums thereafter paid or incurred by Landlord, which shall have been charged because of such failure or use by Tenant, and Tenant shall make such reimbursement upon the first day of the month following the billing to Tenant of such additional cost by Landlord.

      8. REPAIRS, REPLACEMENTS, ALTERATIONS.

         A. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein. Tenant shall make, at its own expense, all repairs and replacements required to keep the Demised Premises and fixtures in good working order and condition except (1) structural repairs, (2) repairs required to be made by Landlord pursuant to Article 13 hereof, and (3) such repairs as may be required of Landlord in furnishing the services specified in Article 10 hereof. Landlord shall maintain, at its own expense, (which expense shall be deemed an operating expense) all light bulbs, fluorescent tubes, and lighting fixtures in the Demised Premises, including all component parts such as starters, ballasts, and lenses or grills. All repairs made by Tenant shall be at least equal in quality to the original work. Tenant shall not make any installations, alterations, additions or improvements in or to the Demised Premises without first obtaining Landlord's written consent thereto, and shall make the same and all repairs only between such hours and by such contractors or mechanics as may be supplied or approved by Landlord. All alterations, decorations, installations, additions or improvements upon the Demised Premises made by either party (including but not limited to paneling, partitions, railings, and the like), except Tenant's movable fixtures and furniture, shall, unless Landlord elects otherwise (by notice in writing to Tenant given not less than twenty (20) days prior to the expiration or other termination of this Lease or of any renewal or extension thereof) become the property of Landlord and shall remain upon, and be surrendered with, said Premises, as a part thereof, at the end of said Term or renewal Term, as the case may be. If Landlord shall elect otherwise, then Tenant shall remove, at its expense, such alterations, installations, additions or improvements made by Tenant upon the Premises as Landlord shall specify, and Tenant shall repair and restore the Premises to its original condition at Tenant's sole expense prior to the termination date.

         B. If, because of any acts or omission of Tenant or anyone claiming through or under Tenant, any mechanic's or other lien or order for the payment of money shall be filed against the Demised Premises, the Land or the Building, or against Landlord (whether or not such lien or order is valid or enforceable as such), Tenant shall, at Tenant's own cost and expense, cause the same to be canceled and discharged of record within ten (10) days after the date of filing thereof, and shall also indemnify and save harmless Landlord from and against any and all costs, expenses, claims, losses or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

         C. In the event Tenant makes any repairs, replacements, or alterations in or to the Demised Premises, any contractors or subcontractors employed by Tenant shall employ only such labor as will not result in jurisdictional disputes with any labor unions or strikes against or involving the Landlord or the Building. Tenant will inform Landlord, in writing, of the names of contractors and/or subcontractors Tenant proposes using to do work on its behalf within the Building at least seven (7) days prior to the beginning of any permitted work. Landlord reserves the right to reject any and all of the proposed contractors and/or subcontractors. In the event of any strike or dispute, Tenant will cause any persons involved in such work to leave the Demised Premises immediately after receipt of notice from Landlord demanding the same.

      9. TENANT COVENANTS. Tenant covenants and agrees that Tenant will:

         A. Faithfully observe and comply with the Rules and Regulations and such additional reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation, maintenance or safekeeping of the Land and Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that (I) in the case of any conflict, the provisions of this Lease shall control, (ii) nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations upon any other tenant, its servants, employees, agents, visitors, invitees, subtenants or licensees.

         B. Permit Landlord and any mortgagee of the Building or of the Building and the Land or of the interest of Landlord therein and any Landlord under any ground or underlying lease, and their representatives, to enter the Premises at all reasonable hours, for the purposes of inspection, or of making repairs, replacements or improvements in or to the Premises or the Building or equipment, or of complying with any laws, orders, and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with the compliance with any such laws, orders or requirements to keep and store within the Premises all necessary materials, tools and equipment). Nothing herein contained, however, shall be deemed or construed to impose upon Landlord or any mortgagee of Landlord's interest in the Land and/or Building, any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Premises or Building or any parts thereof other than as herein provided.

         C. Make no claim against Landlord for any injury or damage to Tenant or to any other person for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of Tenant or of any other person, unless caused by the negligence of Landlord, its employees, agents or servants.

         D. Not bring or keep in the Premises any property other than such as might normally be brought upon or kept in the Premises as an incident to the reasonable use of the Premises for the purposes herein specified.

         E. Not violate, or permit the violation of, any reasonable conditions imposed by Landlord's insurance carriers, and not do anything or permit anything to be done, or keep anything or permit anything to be kept, in the Premises, which would increase the insurance rates on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Landlord.

         F. Permit Landlord, during business hours with the six (6) month period next preceding the termination date with respect to all or any part of the Premises, to show the same to prospective new tenants.

         G. Quit and surrender the Premises at the expiration or earlier termination of the Term broom clean and in as good condition as ordinary wear and reasonable use will permit, except for repairs caused by fire or other casualty, and, subject to Landlord's exercise of the election provided in
Article 8, with all installations, alterations, additions and improvements, including partitions which may have been installed by either of the parties upon the Premises (except that Tenant's removable fixtures and furniture shall remain Tenant's property, and Tenant shall remove the same). Tenant's obligations to observe and perform this covenant shall survive the said expiration or earlier termination of this Lease.

         H. At any time and from time to time upon not less than ten (10) days prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a statement of Tenant (or if Tenant is a corporation, an appropriate officer of Tenant) in writing certifying that this Lease is unmodified and in full force and effect except as modified and stating the modifications), and the dates to which rent has been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge; it being intended that any such statement delivered pursuant hereto may be relied upon by any Landlord under any ground or underlying lease, or any Tenant or mortgagee, or any prospective purchaser, Tenant, mortgagee, or assignee of any mortgage, of the Building and/or the Land or of Landlord's interest therein.

         I. Indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporations, arising from the conduct or management of or from any work or thing whatsoever done by or on behalf of Tenant in or about the Demised Premises as well as from the use and occupancy of the Premises by Tenant, and further indemnify and save Landlord harmless against and from any and all claims arising from breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend at Tenant's expense such action or proceeding by counsel reasonably satisfactory to Landlord.

         J. Not record this Lease in the County Clerk's Office without the prior written consent of Landlord. At the request of Landlord, Tenant will execute a memorandum of lease for recording purposes containing references to such provisions of this Lease as Landlord, in its sole discretion, shall deem necessary.

         K. The recording of this Lease or a memorandum thereof in violation of
J. above by Tenant without Landlord's prior written consent shall constitute a default hereunder.

         L. Indemnify, defend and hold Landlord harmless from and against any and all liability, claims, suits, demands, judgments, costs, interest and expenses (including but not limited to, counsel fees incurred in the defense of any action or proceeding) to which Landlord may be subject or suffer by reason of Tenant's having had dealings with respect to the Premises or this Lease with any real estate agent or broker, other than Broker named herein.

         M. During the Term hereof, maintain and deliver to Landlord public liability and property damage insurance policies (or certificates thereof) with respect to the Premises, in which Landlord, Tenant and Landlord's mortgagee and/or ground Landlord, if required, shall be named as additional insureds, for a minimum of One Million ($1,000,000) Dollars combined single limit for coverage purposes only, with no obligation on the part of Landlord, Landlord's mortgagee and/or ground Landlord to pay premiums. Such policy or policies shall be in such form and with such insurance companies as shall be reasonably satisfactory to Landlord with provision for at least fifteen (15) days notice to Landlord of cancellation and shall name Landlord as additional insured. At least ten (10) days before the expiration of any such policy, Tenant shall supply Landlord with a substitute therefor with evidence of payment of the premiums thereof. If such premiums shall not be so paid and/or the policies therefor shall not be so delivered, then Landlord may procure and/or pay for the same and the amounts so paid by Landlord shall be added to the installment of rent becoming due on the first of the next succeeding month and shall be collected as additional rent hereunder.

     10. LANDLORD'S SERVICES. Provided Tenant is not in default under any of the covenants, terms, conditions or provisions of this Lease beyond the applicable grace period provided herein, Landlord shall furnish the following services:

         A. Air cooling during "Business Hours" on "Business Days" (as those terms are hereinafter defined) when, in the reasonable judgment of Landlord, it maybe required for the comfortable occupancy of the Demised Premises. At other times during Business Days and similar hours, Landlord shall provide ventilation for the Demised Premises. Tenant at all times agrees to cooperate fully with Landlord and to abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of its heating, air conditioning and ventilation systems. Landlord shall have free access to any and all mechanical installations of Landlord, including but not limited to air conditioning, fans ventilating and machine rooms and electrical closets; and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's full access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Tenant agrees that Tenant, its agents, employees or contractors shall not at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect Landlord's said mechanical installations.

         B. Automatic operator less elevator.

         C. Heat, when and as required by law, on Business Days during Business Hours.

         D. Janitorial Services for the Demised Premises. Tenant shall pay to Landlord the cost of removal from the Building of any of Tenant's refuse and rubbish which exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices. Bills for the same shall be rendered by Landlord to Tenant and shall be due and payable when rendered, and the amount of such bills shall be deemed to be, and be paid, as additional rent. Alternatively, Tenant shall use Landlord's contractors or employees, at the option of the Landlord, for the removal of such excess rubbish and refuse and Tenant agrees to pay reasonable charges therefor.

         E. Cold and hot water at standard building temperatures to all lavatories, public or private, for ordinary drinking, cleaning, sanitary and lavatory purposes.

         F. 1. Electric current, with the understanding, however, that the Base Rent described in the Preamble to this Lease does not include the cost of electricity consumed by Tenant in the Demised Premises (except for the cost of electricity consumed for heating and cooling which shall be paid for by Landlord) and Tenant shall, in addition to such Base Rent, be required to pay the costs of the electric current ("electric energy charge") set forth in Preamble (8) together with its Base Rent as a condition for the furnishing by Landlord of electric current to the Demised Premises. Such charges shall include the costs of supplying electricity for (a) all lighting fixtures in the Demised Premises, and (b) all receptacles in the Demised Premises. The electric energy charge shall be fixed for the entire Term except that Landlord, at Landlord's sole option, may elect at any time during the lease Term to have an electric survey completed in which event the electric energy charge shall be calculated in accordance with subparagraph 10. F 2.

            2. Landlord shall submeter Suite 505 for Tenant Electric use via Emon meter or equal. The cost of such submeter shall be at Landlord's expense. Landlord, or its consultant, shall read said meter and shall charge Tenant for its actual usage at Landlord's actual cost based on Tenant's consumption and demand at the average demand cost and kilowatt hour cost for the entire building. Such charge shall be at a seven and one half percent (71/2%), administrative markup. If Landlord chooses, Tenant shall pay on a monthly estimated charge with periodic reconciliation based on actual usage.

            3. Landlord may cause a survey to be made of Suite 690 by a reputable independent electrical engineer or similar agency of the estimated use of electric energy (other than for heat and air conditioning) to the Suite 690, and such survey shall compute the cost thereof for the quantity so determined at prevailing retail rates. Tenant shall pay Landlord the electric energy charge, as so calculated, on a monthly basis, as the electric energy charge, together with its payment of Base Rent.

            Until such time as Landlord shall complete the aforedescribed survey and determine the electric energy charge, Tenant shall pay to Landlord, each and every month, the sum set forth in Preamble (8). Landlord shall have the right, at any time during the Term of this Lease, to cause Suite 690 to be resurveyed. In the event that such resurvey shall indicate increased electrical consumption by Tenant to Landlord for Suite 690, there shall be an adjustment in the amount paid by Tenant to Landlord for Tenant's electrical energy charge in accordance with the survey.

            Landlord shall submit to Tenant the results of any electrical survey and the same shall be deemed binding upon Tenant unless Tenant shall object to same within thirty (30) days of the date that Landlord shall furnish Tenant with the results of the survey. In the event that Landlord and Tenant cannot agree upon the results of a survey the same shall be submitted to arbitration by an independent expert appointed jointly by a representative of Tenant and Landlord. However, until such time as the arbitration shall have been concluded, the results of

Landlord's survey shall be utilized for the purposes of determining Tenant's electrical consumption with an appropriate adjustment to be made based upon the results of the arbitration.

            If the public utility rate schedule for the supply of electric current to the Building shall be increased during the Term of this Lease, the additional rent payable pursuant to Section 15.02 hereof shall be equitably adjusted to reflect the resulting increase in Landlord's cost of furnishing electric service to Suite 690 effective as of the date of any increase.

            4. Tenant shall make no substantial alterations or additions to the electric equipment and/or appliances.

            5. Landlord shall not in any way be responsible or liable to Tenant at any time for any loss, damage or expense resulting from any change in the quantity or character of the electric service or for its being no longer suitable for Tenant's requirements or from any cessation or interruption of the supply or current, nor shall any such loss, damage or expense, or non-supply of electric service or current in any way affect the tenancy or in any way relieve Tenant of any obligation under the terms of this Lease.

            6. Tenant shall make no changes, alterations, additions, substitutions ("changes") to any risers, conduits, meters, panel boxes, switch gear, wiring or any other part of the electric service without the express prior written consent of Landlord. Any changes requested by Tenant shall be sent in writing to Landlord, and if, in the sole judgment of Landlord, such changes will not cause or create a dangerous or hazardous condition or damage or injury to the Building, or entail excessive or unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants and/or the service then or thereafter to be supplied to tenants or occupants, Landlord will, at the sole cost and expense of Tenant, make such changes. Tenant covenants and agrees to pay Landlord for such costs and expenses, as additional rent hereunder, upon the rendition of a bill indicating the amount due therefor.

         G. Electrical lighting, cleaning and maintenance of the common areas of the Building and Land.

         H. 1. Tenant acknowledges that Landlord is required to furnish electricity, elevators, water, air conditioning, heat, ventilation, building maintenance and other facilities and services (herein collectively referred to as "building services") only during Business Hours, Landlord shall provide building services to Tenant beyond business hours provided that (i) Tenant pays to Landlord, as additional rent, a special charge (herein referred to as "extra hours charge"), (ii) Tenant's request for the same shall be received by Landlord prior to 2:00 P.M. on the day on which extra hours service is required after Business Hours on weekdays, prior to 2:00 P.M. on the day preceding any required extra hours service before Business Hours on weekdays, and prior to 2:00 P.M. of the prior Business Day if extra hours service is required before or after Business Hours on a Saturday, Sunday or holiday.

            2. The extra hours charge shall be at a rate to be determined.

         I. The term "Business Days", as used in this Lease, shall mean Monday to Friday, inclusive, and Saturday from 8:00 A.M. to 1:00 P.M. excluding all days observed by the State or Federal governments (herein called "holidays") Tenant shall, however, have access to the Premises 24 hours a day, 7 days a week, but Landlord shall not be required to furnish building services during other than Business Hours on Business Days unless Tenant has requested the same in accordance with sub-section (H)(I) above.

         J. The term "Business Hours", as used in this Lease, shall mean all times between 8:00 A.M. and 6:00 P.M. on Monday to Friday, inclusive, excluding holidays, and Saturday from 8:00 A.M. to 1:00 P.M., excluding holidays.

         K. Landlord reserves the right, without being liable to Tenant and without abatement or diminution in rent, to suspend, delay or stop any of the building services to be furnished and provided by Landlord under this Lease whenever necessary by reason of fire, storm, explosion, strike, lockout, labor dispute, casualty or accident, lack or failure of sources of supply of labor or fuel (or inability in the exercise of reasonable diligence to obtain any required fuel), acts of God or the public enemy, riots, interferences by civil or military authorities in compliance with the laws of the United States of America or with the laws, orders or regulations of any governmental authority, or by reason of any other cause beyond Landlord's control, or for emergency, or for inspection, cleaning, repairs, replacements, alterations, improvements or renewals which in Landlord's reasonable judgment are desirable or necessary to be made. Landlord agrees, however, to use commercially reasonable efforts and to act with all due diligence to restore or have restored any services which may be suspended, delayed or stopped pursuant to this subparagraph K. If Landlord fails to take such measures as may be reasonable under the circumstances to restore the curtailed service, Tenant's remedies shall be limited to an equitable abatement of Base Rent and Additional Rent for the duration of the curtailment beyond said reasonable period, to the extent such Premises are not reasonably usable by Tenant or to a claim of constructive eviction. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by the making of repairs, replacements or additions, other than those made with Tenant's consent or caused by misuse or neglect by Tenant, or Tenant's agents, servants, visitors or licensees, there shall be a proportionate abatement of Term Basic Rent and Additional Rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event shall Tenant be entitled to claim a constructive eviction from the Premises unless Tenant shall first have notified Landlord in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Landlord shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy, such condition or conditions, all subject to force majeure or by reason of any other cause beyond Landlord's control. The remedies provided for in this Section 11 shall be Tenant's sole remedies for any interruption of service or use as described above.

     11. ASSIGNMENT, SUBLETTING, ETC.

         A. Tenant, for itself, its heirs, executors, administrators, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Demised Premises or arty part thereof to be used by others, without the prior written consent of Landlord in each instance. Similarly, the sale or transfer of membership interests in a limited liability company or of partnership interests in a partnership when such sale or transfers change control of the entity shall also be deemed an assignment of this Lease. If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of all covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting, nor shall the same release or discharge Tenant from any liability, past, present or future, under this Lease, and Tenant shall continue fully liable in all respects hereunder.

         B. If Tenant intends to and has entered into a proposed sublease of all or a portion of the Premises or assignment of this Lease, such sublease or assignment shall be subject to the provisions of this Article 11 and Tenant shall send Landlord a written notice ("Tenant's Notice of Intention") advising Landlord of Tenant's intention to finalize the sublease or assignment in accordance with the terms of that instrument and an executed copy of the proposed sublease or assignment. Landlord shall have a period of fifteen (15) days after receipt from Tenant of such Notice to elect to terminate this Lease and the unexpired Term hereof ("recapture") or to advise Tenant that Landlord consents or refuses to consent to such proposed sublease or assignment. In the event Landlord elects to recapture the Demised Premises, Tenant shall vacate and surrender possession of the Demised Premises by not later than the date set forth in Tenant's Notice of Intention or the date upon which the proposed sublease or assignment (as the case may be) was intended to become effective, which date shall not be prior to one hundred twenty (120) nor later than one hundred and eighty (180) days after sending of Tenant's Notice of Intention ("termination date"). Upon Tenant's vacating and surrendering possession of the Demised Premises as of the aforesaid termination date this lease will terminate as if said date were the termination date set forth in the Preamble to this Lease.

         C. Landlord agrees that if it does not elect to recapture the Demised Premises in accordance with subparagraph B, Landlord shall not unreasonably withhold its consent to the proposed sublease or assignment, provided, however, that Landlord shall not be deemed unreasonable if it refuses to consent to any proposed sublease or an assignment of the Lease to a tenant, subtenant or other occupant of the Building (or to a subsidiary or affiliate), or if, in the reasonable judgment of Landlord, the business of such proposed subtenant or assignee is not compatible with the type of occupancy of the Building, or such business will create material increased use of the common facilities of the Building or conflict with the provisions of any other lease or agreement affecting the Building.

         D. It is expressly agreed that Landlord shall have the right to negotiate directly with any proposed subtenant or assignee, whether the identification thereof shall have been disclosed to Landlord by Tenant or others, and Landlord shall have the right to enter into a direct lease with any proposed subtenant, its parent, affiliate or subsidiary, either with respect to the sublet area or any other Premises or space in the Building for such Term and upon such rentals and other provisions or agreements as Landlord elects, including the same terms and conditions set forth in the proposed sublease or assignment submitted to Landlord with Tenant's Notice of Intention.

         E. Tenant, without Landlord's prior written consent thereto and without being subject to the provisions of Paragraph B of this Article 11, shall have the right to assign this Lease or sublet the Premises to, or allow the Premises to be otherwise occupied by, any parent, subsidiary, affiliate, group or division of Tenant, provided, however, that no such assignment or subletting shall be deemed to relieve it of liability for the full and faithful performance of all the terms and conditions on its part to be performed under this Lease unless said assignee's net worth (excluding good will) exceeds Tenant's remaining rental obligation for Base Rent by ten (10) times or more, in which event Tenant shall be released of liability hereunder on the effective date of the assignment. For example, if Tenant's remaining Base Rent obligation is $160,000.00, Tenant will be released from liability if, on the effective date of the assignment, assignee has a net worth (excluding good will) in excess of $1,600,000.00.

         F. In the event Tenant assigns this Lease, as permitted by this Article 11, such assignment shall not be deemed effective or binding on Landlord unless there is delivered to Landlord within five (5) days of the execution of such assignment, a duplicate, executed copy of such assignment and a duplicate, executed copy of an agreement on the part of the assignee, satisfactory to Landlord, to the effect that the assignee agrees to and shall assume all of the obligations on the part of Tenant to be kept, observed and performed pursuant to this Lease. Consent by Landlord to any assignment or sublease shall not, nor shall it be deemed to, relieve or release the assigning Tenant from liability for the full and faithful performance of all the terms, covenants, provisions and conditions required to be performed under this Lease by "Tenant" for the remainder of the Term. No oral or verbal assignment, or sublease or receipt by Landlord of any payment of rental or other amounts, or acceptance by Landlord of performance of Tenant's obligations hereunder by any purported assignee or subTenant, shall be deemed a waiver of any obligation of Tenant hereunder.

     12. LANDLORD'S RIGHTS. Without abatement or diminution in rent, Landlord reserves and shall have the following additional rights:

         A. To change the street address and/or the name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building without liability to Tenant, provided that Tenant's use and enjoyment of the Premises are not adversely affected thereby.

         B. To approve in writing all signs and all sources furnishing sign painting and lettering, drinking water, towels and toilet supplies or other like services used in the Demised Premises and to approve all sources furnishing cleaning services, painting, repairing and maintenance, which approval shall not be unreasonably withheld or delayed.

         C. To enter the Demised Premises at all reasonable times upon reasonable notice (1) for the making of such inspections, alterations, improvements and repairs, as Landlord may deem reasonably necessary or desirable, (2) for any purpose whatsoever relating to the safety, protection or preservation of the Demised Premises or of the Building, and (3) to take material into and upon said Premises. If a representative of Tenant shall not be personally present to open and permit an entry into the Premises at any time when an entry shall be reasonably necessary or permissible hereunder, Landlord or its agents may enter by a master key or may, in case of emergency, forcibly enter the same without rendering Landlord or its agents liable therefor (provided that, during such entry, reasonable care shall be accorded to avoid damage or injury to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

         D. At any time or times Landlord, either voluntarily or pursuant to governmental requirement, may, at Landlord's own expense, make repairs, alterations or improvements in or to the Building or any part thereof and during alterations, may close entrances, doors, windows, corridors, elevators or other facilities, provided that such acts shall not unreasonably interfere with Tenant's use and occupancy of the Premises.

         E. To erect, use and maintain pipes, ducts, shafts and conduits in and through the Demised Premises, provided same do not unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

         F. To charge to Tenant any expense, as additional rent, including overtime cost, incurred by Landlord in the event that repairs, alterations, decorating or other work in the Premises are made or done after ordinary business hours at Tenant's request.

         G. If during the last six months of the Term or of a renewal Term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may enter and alter, renovate, and redecorate the Premises without reduction or abatement of rent or incurring any liability to Tenant for compensation.

         H. To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, provided that Tenant's permitted use of the Premises shall not be adversely affected thereby.

         Landlord may exercise any or all of the foregoing rights thereby reserved to Landlord without being deemed guilty of an eviction, actual or constructive, or disturbance or interruption of Tenant's use or possession and without limitation or abatement of rent or other compensation and such acts shall have no effect on this Lease.

     13. DAMAGE BY FIRE, ETC.

         A. If the entire Premises or any part thereof shall be damaged by fire or other casualty and Tenant shall give prompt written notice thereof to Landlord and adequate insurance proceeds shall be available to Landlord, Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage, and if the Premises, or any part thereof, shall be rendered untenantable by reason of such damage, the rent hereunder, or an amount thereof apportioned according to the area of the Premises so rendered untenantable if less than the entire Premises shall be abated for the period from the date of such damage to the date when the damage shall have been repaired as aforesaid; provided, however, that if Landlord or mortgagee of the Building and the Land shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture or furnishings or on any fixtures, equipment, improvements, installations or appurtenances made or removable by Tenant as provided in this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

         B. In case the Building shall be so damaged by such fire or other casualty that substantial alteration or reconstruction of the Building or the Premises shall, in Landlord's reasonable opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty) or if such damage occurs during the last twelve (12) months of the Term, then Landlord may, at its option, terminate this Lease and the Term and estate hereby granted by notifying Tenant in writing of such termination within thirty (30) days after the date of such damage. In the event that such a notice of termination shall be given, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term of this Lease, and the rent payable hereunder shall be apportioned as of such date. In the event of such casualty, Tenant shall have the right to terminate this Lease if Landlord is unable to provide reasonable assurances that the Premises will be restored within one hundred and eighty (180) days.

         C. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility (to the other or anyone claiming through or under it by way of subrogation or otherwise) under fire and extended coverage or supplementary contract casualties or any other insurance coverages obtained, if such fire or other casualty or other insured event shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair such policies or prejudice the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that its policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if such cost shall be charged therefor, so long as the other party pays such extra cost.

     14. CONDEMNATION.

         A. In the event that any part of the Premises or the whole of the Land and Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease, and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that a part of the Land or Building shall be so condemned or taken, then Landlord (whether or not the Premises be affected) may, at Landlord's option, terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such Termination within thirty (30) days following the date on which Landlord shall have received notice of vesting of title. If Landlord does not so elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, and the rent payable hereunder shall not be abated. In the event that only apart of the Building shall be so condemned or taken and this Lease and the Term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Building as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

         B. In the event of their termination in any of the cases hereinbefore provided, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the termination date of this Lease, and the rent payable hereunder shall be apportioned as of such date.

         C. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Land and Building (including the Premises), Landlord (or the mortgagee of any interest in the Land and/or the Building, if pursuant to the terms of the mortgage, or if pursuant to law, mortgagee is entitled to receive all or a portion of the condemnation award), shall be entitled to receive the entire aware in the condemnation proceeding, including any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof. Tenant shall not be entitled to receive any part of such award from Landlord, the mortgagee, or the condemning authority, except that Tenant shall have the right to assert a claim against the condemning authority for the value of movable fixtures and equipment installed and paid for by Tenant and for relocation expenses, provided that the payment of any award to Tenant does not diminish the amount which would otherwise be paid to Landlord or the mortgagee by that condemning authority.

         D. It is expressly understood and agreed that the provisions of this
Article 14 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

     15. COMPLIANCE WITH LAWS. Tenant, at Tenant's expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Premises or any part thereof or to Tenant's use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, order or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of, Tenant, or is attributable to the use or manner of use to which Tenant puts the Premises, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. Where any structural alteration of or in connection with the Premises is required by any such law, ordinance, rule, order or regulation, and, by reason of the express exception hereinabove contained, Tenant is not under any obligation to make such alteration, then Landlord shall have the option of making such alteration and paying the cost thereof, or of terminating this Lease and the Term and estate hereby granted by giving to Tenant not less than thirty (30) days' prior written notice of such termination.

     16. DAMAGE TO PROPERTY.

         A. Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in, any part or appurtenance of the Building's sanitary, electrical, heating, air conditioning or other similar or dissimilar systems serving, located in, or passing through, the Premises, and the damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by, or resulted from the use by, Tenant or by the employees, licensees or invitees of Tenant, the cost of the remedy thereof shall be paid by Tenant, as additional rent, upon the rendition of a bill indicating the amount due therefor.

         B. All personal property belonging to Tenant, its servants, employees, suppliers, consignors, customers, licensees, located in or about the Building or Demised Premises shall be there at sole risk of Tenant and neither Landlord nor Landlord's agents shall be liable for the theft, loss or misappropriation thereof nor for any damage or injury thereto, nor shall Landlord be considered the voluntary or involuntary bailee of such personal property, nor for damage or injury to Tenant or any of its officers, agents or employees or to any other persons or to any other property caused by fire, explosion, water, rain, snow, frost, steam, gas, electricity, heat or cold, dampness, falling plaster, sewers or sewage odors, noise, leaks from any part of said Building or roof, the bursting or leaking of pipes, plumbing, electrical wiring and equipment and fixtures of all kinds, or by any act or neglect of other tenants or occupants of the Building or of any other person.

         C. All damage or injury to the Premises or to its fixtures, appurtenances and equipment or to the Building, its fixtures, appurtenances or equipment caused by Tenant's moving property in or out of the Building or by installation or removal of furniture, fixtures or other property or from any cause of any kind or nature whatsoever of which Tenant, its servants, employees, agents, visitors or licensees shall be the cause, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense, in quality and class at least equal to the original work or installations, and to the satisfaction of Landlord. If Tenant fails to make such repairs, restorations or replacements, the same may be made by Landlord for the account of Tenant and the cost thereof shall be collectible as additional rent or otherwise after rendition of a bill or statement and payable simultaneously with the next monthly installment of rent due and payable hereunder.

     17. SUBORDINATION.

         A. This Lease is subject and subordinate in all respects to all ground leases and/or underlying leases now or hereafter covering the Land and to all mortgages which may now or hereafter be placed on or affect such leases and/or the Land, Buildings, improvements, or any part thereof and/or Landlord's interest therein, and to each advance made and/or hereafter to be made under any such mortgages and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions of and for such ground leases and/or underlying leases and/or mortgages. This subparagraph (a) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any instrument that Landlord and/or any mortgagee and/or the Landlord under any ground or underlying lease and/or their respective successors in interest may request.

         B. Tenant agrees, at the election and upon demand of any owner of the Land, or of any mortgagee in possession thereof, or of any holder of a leasehold hereafter affecting the Land, to attorn, from time to time, to any such owner, mortgagee or holder, upon the terms and conditions set forth herein for the remainder of the Term of this Lease. The foregoing provisions shall enure to the benefit of any such owner, mortgagee or holder, shall apply to the tenancy of Tenant notwithstanding that this Lease may terminate upon the termination of any such leasehold estate, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to said provisions. Tenant, however, upon demand of any such owner, mortgagee or holder, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions, satisfactory to owner, mortgagee or holder, in which Tenant shall acknowledge such attornment and shall set forth herein and shall apply for the remainder of the Term of this Lease. Nothing contained in this subparagraph B shall be construed to impair any right, privilege or option of any such owner, mortgagee or holder.

         C. Tenant agrees that, in the event that the interest of the Landlord becomes vested in the holder of any mortgage or in any ground Landlord, to anyone claiming by, through or under either of them, then such holder shall not be:

            1. liable for any act or omission of any prior landlord (including Landlord herein); or

            2. subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord herein); or

            3. bound by any rent which Tenant may have paid for more than the current month to any landlord (including Landlord herein).

         D. No alteration or modification of any provision hereof, nor any cancellation or surrender of this Lease shall be valid or binding as against any holder of any mortgage unless the same shall have been approved in writing by such holder, or unless specific provision therefor is set forth in this Lease.

         E. Tenant agrees that, upon the request of Landlord, Tenant will execute, acknowledge and deliver such document or instrument as may be requested by the holder of any mortgage on the Landlord's interest in the Land and/or the Building confirming or agreeing that this Lease is assigned to such mortgagee as collateral security for such mortgage and agreeing to abide by such assignment, provided that a copy of such assignment has in fact been delivered to Tenant.

     18. NOTICES. Any notice, consent, approval, request or demand hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail with return receipt requested, postage prepaid, addressed to Landlord at Landlord's address and to Tenant at Tenant's address, or of the address of such other party for such notices, consents, approvals, requests or demands shall have been duly changed as hereinafter provided, if mailed, as aforesaid, to such other party at such changed address. Either party may at any time change the address for such notices, consents, approvals, requests or demands by setting forth the changed address. If the term "Tenant" as used in this Lease refers to more than one person, any notice, consent, approval, request or demand given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant. All bills, statements and building communications from Landlord to Tenant maybe served by ordinary mail or otherwise delivered to Tenant or left at the Premises. For the purpose hereof, the term "building communications" shall be deemed to by any notices not specifically referred to in this Lease which relate to the operation or maintenance of the Building, including amendments to the Rules and Regulations, and is given to all or substantially all of the tenants in the Building. The time of rendition of any bill, statement or building communication and of the giving of any other notice, consent, approval, request or demand shall be deemed to be the time when the same is delivered to Tenant, left at the Premises, or deposited in the U.S. Postal Service facility, postage prepaid, as the case may be.

     19. CONDITIONS OF LIMITATION. This Lease and the Term and estate hereby granted are subject to the limitation that if prior to or during the Term of this Lease:

         A. Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within ninety (90) days after the filing thereof,

         B. A petition is filed by or against Tenant under the reorganization provisions of the United State Bankruptcy Act or under the provisions of any law of like import, unless such petition under said reorganization provisions be one filed against Tenant which is dismissed within ninety (90) days after its filing,

         C. Tenant shall file a petition under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import,

         D. A permanent receiver, trustee or liquidator shall be appointed for Tenant or of or for the property of Tenant, and such receiver, trustee or liquidator shall have not been discharged within ninety (90) days from the date of his appointment,

         E. Tenant shall default in the payment of Base Rent payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for ten (10) days,

         F. Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying same, or, in the case of such a default which for causes beyond Tenant's control cannot with due diligence be cured within said period of thirty (30) days, if Tenant (1) shall not, promptly upon giving such notice, advise Landlord in writing of Tenant's intention to duly institute all steps necessary to remedy such default, (2) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, or (3) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord,

         G. Any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, association or corporation other than Tenant except as expressly permitted under Article II hereof, or whenever Tenant shall desert or abandon the Premises or the same shall become vacant (whether the keys be surrendered or not and whether the rent be paid or not).

            Then, in any of the aforesaid cases, Landlord may give to Tenant a notice of intention to end the Term of this Lease at the expiration of five (5) days with the same effect as if that day were the date hereinbefore set for the expiration of the Term of this Lease, but Tenant shall remain liable for damages as provided in Article 21 hereof. If the term "Tenant", as used in this Lease, refers to more than one person, then, as used in subparagraphs A, B, C, D and G of this Article 19, said Term shall be deemed to include all of such persons or any one of them; if any of the obligations of Tenant under this Lease is guaranteed, the term "Tenant," as used in said paragraphs, shall be deemed to include also the guarantor or, if there be more than one guarantor, all or any one of them; and if this Lease shall have been assigned, the term "Tenant," as used in said subparagraphs, shall be deemed to include the assignee and the assignor or either of them under any such assignment, release the assignor from any further liability under this Lease, in which event the term "Tenant," as used in said subparagraphs, shall not include the assignor so released.

     20. RE-ENTRY BY LANDLORD.

         A. If Tenant shall default in the payment of any rent payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and if such default shall continue for ten (10) days after Landlord shall have given to Tenant a written notice specifying such default, or if this Lease shall expire and terminate as in Article 19 provided, Landlord or Landlord's agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The words "re-enter," "re-entry," and "re-entered" as used in this Lease are not restricted to their technical legal meanings. In the event of any termination of this Lease under the provisions of Article 19, or in the event that Landlord shall re-enter the Premises under the provisions of this Article 20 or in the event of the termination of this Lease (of re-entry) by or under any summary dispossess or other proceeding or action or any provision of law, Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 21.

         B. In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants, agreements, terms, provision or conditions on-the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right of injunction. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means or redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

         C. In the event of (1) the termination of this Lease under the provisions of Article 19 hereof, (2) the re-entry of the Premises by Landlord under the provisions of this Article 20, or (3) the termination of this Lease (or re-entry) by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 21 or pursuant to law.

     21. DAMAGES.

         A. In the event of any termination of this Lease under the provisions of Article 19 in the event that Landlord shall re-enter the Premises under the provisions of Article 20 or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossess or other proceeding or action or any provision of law, Tenant will pay to Landlord as damages, at the election of Landlord, either:

            1. a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the excess, if any, of (I) the aggregate of all rent which would have been payable hereunder by Tenant had this Lease not so terminated for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date hereinbefore set for the expiration of the full Term hereby granted, over (ii) the aggregate of all rent of the Premises for the same period based upon the then local market rental value of the Premises; or

            2. sums equal to the aggregate of all rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefore specified herein following such termination or such re-entry and until the date hereinbefore set for the expiration of the full Term hereby granted; provided, however, that if Landlord shall re-let all or any part of the Premises for all or any part of said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the reasonable expenses incurred or paid by Landlord in thereof, as well as the reasonable expenses of re-letting, including altering and preparing the Premises for new tenants, brokers' commissions and all other similar or dissimilar expenses properly chargeable against the Premises and the rental therefrom in connection with such re-letting, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term of this Lease; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (2) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

         B. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated under the provisions of Article 19, or under any provision of law, or had Landlord not re-entered the Premises.

         C. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

     22. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between
Landlord and Tenant that, except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease.

     23. NO WAIVERS.

         A. No receipt of money by Landlord from Tenant with knowledge of the breach of any covenant or agreement of this Lease, or after the termination hereof, or after the service of any notice, or after the commencement of any suit, or after final judgement for possession of the Demised Premises, shall be deemed a waiver of such breach, nor shall it reinstate, continue or extend the Term of this Lease, or affect any such notice, demand or suit.

         B. No delay on the part of the Landlord or Tenant in exercising any right, power or privilege hereunder or to seek any covenant or condition of this Lease, or of any of the Rules and Regulations, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         C. No act done or thing said by Landlord or Landlord's agents shall constitute a cancellation, termination or modification of, or eviction or surrender under, this Lease, or a waiver of any covenant, condition or provision hereof, nor relieve Tenant of Tenant's obligation to pay the rent hereunder. Any acceptance of surrender, waiver or release by Landlord and any cancellation, termination or modification of this Lease must be in writing signed by Landlord, by its duly authorized representative. The delivery of keys to any employee or agent of Landlord shall not operate as a surrender or as a termination of this Lease, and no such employee or agent shall have any power to accept such keys prior to the termination of this Lease.

         D. Tenant hereby expressly waives service of any notice of Landlord's intention to re-enter. Tenant hereby further waives any and all rights to recover or regain possession of the Demised Premises or to reinstate or to redeem the Lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

         E. No failure by Landlord to enforce any of the Rules and Regulations against Tenant and/or other tenant or occupant of the Building shall be deemed a waiver thereof. No provision of this Lease shall be deemed waived by Landlord unless such waiver be in writing signed by Landlord.

         F. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated and reserved shall be deemed to be other than on account of the earliest stipulated rent then due and payable, nor shall any endorsement or statement on any check, or letter accompanying any rent check or payment be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord's right to recover any balance due or to pursue any other remedy in this Lease provided.

     24. PARTIES BOUND. The covenants, agreement, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 11 hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Article 25 shall not be construed as modifying the conditions of limitation contained in Article 19 hereof. It is understood and agreed, however, that the covenants and obligations on the part of the Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building, that in the event of such transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of Landlord herein named, but only with respect to the period ending with a subsequent transfer of such interest, and that a lease of the entire interest shall be deemed a transfer within the meaning of this Article 24.

     25. CURING TENANT'S DEFAULTS. If Tenant shall default in the performance of any covenant, agreement, terms, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant, without notice in a case of emergency and in any other case if such default continues after the expiration of the applicable grace period provided for in Article 19 of this Lease or if an emergency exists. Bills for any expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable counsel fees, involved in collecting or endeavoring to collect the rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such costs, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, as well as for any charges for other similar or dissimilar services incurred under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of said bills, and if not paid when due, the amounts thereof shall immediately become due and payable as additional rent under this Lease.

     26. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE. Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by certified mail, return receipt requested, a copy of any Notice of Default served upon the Landlord, provided that, prior to such notice, Tenant has been notified in writing by way of Notice of Assignment of Rents and Leases, or otherwise, of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that, if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees shall have thirty (30) days from Mortgagee's and/or Trust Deed Holder's receipt of such Notice of Default to cure such default, provided, however, in the event such default is not capable of being cured within thirty (30) days, Mortgagee and/or Trust Deed Holder shall have such additional time as may be necessary to cure such default it within said thirty
(30) day period, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

     27. TENANT'S ENVIRONMENTAL RESPONSIBILITIES

         A. 1. "Hazardous Substances" shall include all pollutants, dangerous substances, toxic substances, hazardous waste, hazardous materials, or hazardous substances as defined in or pursuant to the Industrial Site Recovery Act, as amended, N.J.S.A. 13:1 K-6, et seq. ("ISRA"), the Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11, et Seq. ("Spill Act"), the Solid Waste Management Act, as amended N.J.S.A. 13:1 E-1, et Seq. ("Solid Waste Management Act"), the Resource and Conservation Recovery Act, as amended, 42 U.S.C. ss.6901 et seq. ("RCRA"), the Comprehensive Environment Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601 et seq. ("CERCLA"), or any other present or future federal, state or local Environmental Laws, as hereinafter defined.

            2. "Environmental Law(s)" shall include (1) CERCLA; (2) RCRA, (3) ISRA;(4) the Spill Act; (5) the New Jersey Underground Storage of Hazardous Substance Act, as amended, N.J.S.A. 58:10A-21 et seq.; (6) the Solid Waste Management Act; (7) the New Jersey Water Pollution Control Act, as amended, N.J.S.A. 58:10A-1 et seq. ("WPCA"); (8) the Air Pollution Control Act, as amended, N.J.S.A. 26.2C-1 et seq. ("APCA"); and (9) any and all present or future laws, statutes, ordinances, regulations and executive orders, federal and state and local in any way related to the protection of human health or the environment.

         B. Tenant acknowledges the existence of Environmental Laws affecting the Demised Premises and agrees to comply with all such Environmental Laws. Tenant represents to Landlord that Tenant's Standard Industrial Classification
(SIC) Number as designated in the Standard Industrial Classification Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States will not subject the Demised Premises to ISRA applicability. Any change by Tenant to an operation with an SIC Number subject to ISRA shall require Landlord's written consent. Any such proposed change shall be sent in writing to Landlord sixty (60) days prior to the proposed change. Landlord, at its sole option, may deny consent.

            Tenant hereby agrees to execute such documents as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's use of the Demised Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Landlord. Tenant agrees to indemnify and hold Landlord harmless from any violation of ISRA and any other Environmental Law occasioned by Tenant's use of the Demised Premises. The Tenant shall immediately provide the Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Tenant's compliance and the requirements of ("NJDEP") under ISRA or any other Environmental Law, as they are issued or received by the Tenant.]

         C. Tenant agrees not to generate, store, manufacture, refine, transport, treat, dispose of, release, or otherwise permit to be present on or about the Demised Premises, any Hazardous Substances. It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Tenant but shall thereafter be deemed to be a Hazardous Substance.

            In the event Tenant fails to comply with ISRA as stated in this Section or any other Environmental Law as of the termination or sooner expiration of this Lease and as a consequence thereof Landlord is unable to rent the Demised Premises, then the Landlord shall treat the Tenant as one who has not removed at the end of its Term, and thereupon be entitled to all remedies against the Tenant provided by law in that situation including a monthly rental of two hundred (200%) percent of the monthly Base Rent for the last month of the Term of this Lease or any renewal term, payable in advance on the first day of each month, until such time as Tenant provides Landlord with a negative declaration or confirmation that any required clean-up plan has been successfully completed.

            Tenant agrees to indemnify and hold harmless the Landlord and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of the undertakings set forth in this Section, said indemnity to survive the expiration or sooner termination of this Lease.

         B) Upon either expiration or termination of the lease, or the expiration or termination of any renewal Term provided for herein, whichever is later, whether such termination is voluntary or involuntary, or upon the sale of the Demised Premises by Landlord, or upon any other action by either Landlord or Tenant which would constitute a "closing, terminating or transferring operations" pursuant to ISRA and regulations promulgated thereunder, Tenant shall at its sole cost and expense promptly comply with ISRA and obtain approval of a Negative Declaration, or a cleanup plan from the New Jersey Department of Environmental Protection or obtain a letter from the DEP stating that the Demised Premises are not subject to ISRA. Tenant shall bear the sole cost and expense for such compliance including performance of any cleanup plan and compliance with any other environmental law or regulation. Tenant shall be solely responsible for the preparation of documents to be filed, and all sampling, analysis and ISRA review fees and costs shall be the obligation of Tenant.

            C) In the event that the approval of a Negative Declaration, or approval and completion of a cleanup/closure plan, or a letter of nonapplicability of ISRA is not received and delivered to Landlord by the expiration or termination date of this lease, then this lease shall be extended and continued at the option of the Landlord and Tenant shall pay the base rent (i.e., real estate taxes, water, sewer and other utilities) and other charges set forth herein, which shall be due and payable until such approvals are received and delivered to Landlord. Notwithstanding the foregoing, Tenant shall not be permitted to occupy or use the leased Premises except for the purpose of compliance with ISRA.

            D) In the event that Tenant is not exerting reasonable efforts to comply with ISRA, then Landlord shall have the option, but not the obligation, to comply with ISRA, and all costs of compliance including attorney's fees shall be the responsibility of Tenant and shall constitute additional rentals.

            E) Tenant shall be solely responsible for all penalties, fines or administrative orders imposed by the New Jersey Department of Environmental Protection and Energy and shall indemnify and hold Landlord harmless from same, to the extent permitted by law.

            F) Tenant shall be responsible for cleanup by reason of ISRA compliance, as required under this article, pertaining to the leased Premises or any other part of the Premises of which the leased Premises is a part, only to the extent that such cleanup is due and the Tenant's use of the leased Premises during the Term of this lease agreement or any renewals or extensions thereof. Tenant shall not be responsible for any cleanup due to the use of the leased Premises or any other part of the Premises, of which the leased Premises is a part, by any previous tenant or tenants, or by the Landlord.

        28. MISCELLANEOUS.

            A. If in connection with obtaining financing for the Building, a bank, insurance company or other recognized institutional lender or the New Jersey Economic Development Authority or its nominee shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially decrease the obligations of Landlord hereunder. In addition thereto, Tenant shall furnish to any mortgagee or proposed mortgagee of the Building, copies of Tenant's latest financial statements duly certified by an independent certified public accountant, or if no such certified statement is available, then such statements shall be certified by the Tenant, its duly certified officer or partner, as the case may be.

            B. Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant is in default in the performance or observance of any of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed beyond the applicable grace period provided in this Lease.

            C. Tenant shall not sublet, take by assignment, or otherwise occupy any space in the Building other than the Premises hereby demised, except with the prior written consent of Landlord in each instance.

            D. If this Lease is offered to Tenant by the managing agent of the Building, such offer is made solely in the capacity as such agent and subject to Landlord's acceptance and approval; and Tenant has executed this Lease upon the understanding that this Lease shall not in any way bind Landlord until such time as the same has been approved and executed by Landlord and a counterpart delivered to or received by Tenant.

            E. The laws of the State of New Jersey shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

            F. Whenever a neutral singular pronoun refers to Tenant, same shall be deemed to refer to Tenant if Tenant be an individual, a corporation, a partnership or two or more individuals or corporations.

            G. The term "Landlord" as used in this Lease shall mean the owner for the time being of the Building, and if such Building be sold or transferred, the seller or assignor shall be entirely relieved of all covenants and obligations under this Lease subsequent to such sale or transfer and it shall be deemed, without further agreement between the parties hereto and their successors, that the purchaser on such sale has assumed and agreed to carry out all covenants and obligations of Landlord arising on and after such sale or transfer.

            H. The words "herein" "hereof," " "hereunder," "hereafter," and the words of similar import refer to this Lease as a whole and not to any particular section or subdivision thereof.

            I. In all cases where Landlord's consent or approval is required under this Lease, Landlord covenants and agrees that such covenant or approval shall not be unreasonably withheld or delayed at such times as Tenant is not in default in the performance of any of its obligations under this Lease beyond the applicable grace period provided herein.

            J. Landlord does not, in any way for any purpose, become a partner of Tenant in the conduct of business, or otherwise, a joint venturer or a member of a joint enterprise with Tenant.

            K. Landlord hereby reserves the right at any time to make alterations or additions to and to build additional stories on the building in which the Premises are contained and to build adjoining the same. Landlord also reserves the right to construct other buildings or improvements in the Demised Premises from time to time and to make alterations thereof or additions thereto and to build adjoining same and to construct double-deck or elevated parking facilities.

            L. Tenant specifically acknowledges that the demise of the Premises set forth herein does not include the right or privilege to use the parking facilities of the Premises. Rather, the right or privilege to use such parking facilities shall be by separate agreement, if at all, and subject to separate charge in the sole discretion of the Landlord.

        29. INABILITY TO PERFORM. This Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no ways be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from doing to by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's control, including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or by reason of any fire or other casualty or act of God.

        30. ABANDONED PERSONAL PROPERTY. Any personal property (other than any fixture, equipment, improvement, installation or appurtenance of the character referred to in Article 8 hereof), which shall remain in the Premises or any part thereof after the expiration or termination of the Term of this Lease shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than ten (10) days after the expiration or termination of the Term hereof, promptly remove from the Building any such personal property at Tenant's own cost and expense. If such personal property or any part thereof shall be sold by Landlord, Landlord may receive and retain the proceeds of such sale as Landlord's property.

        31. EXCULPATION. Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or on the part of the partners of Landlord with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Land and Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord; such exculpation of personal liability to be absolute and without any exception whatsoever.

        32. ARTICLE HEADINGS. The Article headings of this Lease are for convenience only and are not to be considered in construing the same.

        33. QUIET ENJOYMENT. Landlord covenants that if, and so long as, Tenant is not in default beyond the applicable grace period provided herein with respect to the performance of the terms and conditions on its part to be performed under this Lease, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to any ground leases and/or underlying leases and/or mortgages, extensions, renewals, modifications, alterations and substitutions thereof, to which this Lease is now and may hereafter be subject and subordinate, as hereinbefore set forth.

        34. HOLDING OVER. If the Tenant retains possession of the Demised Premises or any part thereof after the termination of the Term by lapse of time or otherwise, without prior written approval of Landlord, the Tenant shall pay the Landlord Base Rent at double the rate specified in Article 3, together with additional rent and other charges as provided herein, for the time the Tenant thus remains in possession, and, in addition thereto, shall pay the Landlord all damages, consequential as well as direct, sustained by reason of the Tenant's retention of possession. If the Tenant remains in possession of the Demised Premises, or any part thereof, after the termination of the Term by lapse of time or otherwise, such holding over shall, at the election of the Landlord expressed in a written notice to the Tenant and not otherwise, constitute an extension of this Lease on a month-to-month basis at double the monthly rental set forth in Article 3, together with additional rent and other charges as provided herein. The provisions of this Article 35 do not exclude the Landlord's rights of re-entry or any other right hereunder.

        35. DEFAULT RATE OF INTEREST AND ATTORNEYS FEES.

            A. In the event of default by Tenant or Landlord hereunder, then and in such event, any and all amounts due and owing Landlord from Tenant or from Landlord to Tenant shall accrue interest thereafter at the lesser of 18% percent per annum or the maximum rate permitted at law, which interest shall continue to accrue and be added to the amounts due. It is expressly agreed between the parties that the aforesaid default rate of interest shall survive entry of judgment.

            B. In the event of a default under this Lease, the defaulting party will be responsible for reimbursement of all reasonable legal fees, costs and expenses incurred in connection with such default.

        36. RELOCATION.

      Landlord hereby reserves the right, at its sole expense and on at least thirty (30) days' prior written notice, to require Tenant to move from the Premises to other space within the Building. The aforesaid relocated space shall be of comparable size and decor, in order to permit Landlord to consolidate the space leased to Tenant with any other space leased or to be leased to another tenant. In the event of any such relocation, Landlord will pay all expenses of preparing and decorating the relocated space so that it will be substantially similar to the Premises from which Tenant is moving and Landlord will also pay the expense of moving Tenant's furniture and equipment to the relocated space. In such event, this Lease and each and all of the terms, covenants and conditions hereof, shall remain in full force and effect and thereupon be deemed applicable to such new space except that the description of the Premises shall be revised and if applicable Tenant's Percentage shall likewise be revised.

        37. SUBMETERING OF SUITE 501.

      Landlord has agreed as part of Landlord's Work as set forth on Exhibit B hereto attached, to submeter Tenant's electric usage in Suite 501 and 505 on a single submeter. Tenant shall pay for the cost of electricity as defined in
Article 10.F.2. Accordingly, the charge that Tenant is currently paying for Tenant Electric for Suite 501, via survey, shall be deleted.

        38. ADDITIONAL WORK.

      Tenant has requested approximately $64,513.04 worth of additional work in Suite 505. This work is included in Landlord's Work as set forth on Exhibit B hereto attached, but Tenant has agreed to pay for this work as follows a) $32,356.52 upon execution of this Lease Agreement and b) $32,356.52 upon commencement of the Lease.

        39. DEMISE OF SUITES 501 AND 505.

      Pursuant to a separate lease and amendments dates June 14, 1995, February 14, 1997, April 15, 1997, August 14, 1997, and November 24, 1997 (the "Other
Lease") for Suite 501, which is contiguous to Suite 505, Tenant has a termination date of February 4, 2001. The Other Lease and this Lease therefore have a different termination date. As part of Landlord's Work, Landlord has agreed to combine Suites 501 and 505 into one unit. If this Lease or the Other Lease do not terminate on the same date, then Tenant agrees, at Tenant's sole cost and expense, to pay for the cost of erecting the demising wall between Suites 501 and 505.

      IN WITNESS WHEREOF, Landlord and Tenant have executed or caused to be executed, these presents, as of the date first hereinabove set forth.

Signed, Sealed and Delivered         MONTGOMERY ASSOCIATES, LP (Landlord)
    in the presence of:              By: Denzar at Montgomery, L.L.C., its
                                         General Partner


                                     By:
------------------------------          -----------------------------------
                                        Steven J. Denholtz, Co-Manager



                                     FUNDTECH CORP. INC. (Tenant)


------------------------------       BY:___________________________________

                                   EXHIBIT A-1


                                [Graphic Omitted]

                                   EXHIBIT A-2

                                [Graphic Omitted]

                                   EXHIBIT "B"

                                 LANDLORD'S WORK

      Landlord shall, at no additional cost to Tenant, except as noted in
Article 38 of the Lease, provide Tenant with all of the items provided below and as shown on the attached drawing as Exhibit A hereto attached. In the event that Tenant requests additional work beyond that set forth in "LANDLORD'S WORK" or requests an upgrade in the quality of any of the items in "LANDLORD'S WORK then Tenant shall pay for the additional work.

                            LANDLORD'S WORK A (Suite 505)
                            -----------------------------

1)   All required partitioning as shown on Exhibit A-1 hereto attached.

2)   All required interior doors building standard 3'0" X 7'0" solid core birch.

3) Supply and install two (2) frameless glass entrance doors Herculite or equal.

4) Supply and install four (4) junction boxes electric for system furniture. Voice and data lines by Tenant.

5)   Supply and install ten (10) 2X4 recessed fluorescent lights in room 510.

6) Supply and install six (6) 2X4 light fixtures 18 cell parabolic in rooms 507, 508, and 509.

7) Supply and install nine (9) 2X4 4 lamp recessed fluorescent lighting fixtures with curved neoray in rooms 502, 503, 504.

8) Supply and install eighteen (18) 2X2 4 lamp recessed fluorescent lighting fixtures with curved neoray in rooms 501 and 506.

9) Supply and install thirty four (34) hi hats in rooms 501, 502, 503, and 504.

10)  2X2 regular ceiling tile in rooms 501, 502, 503, 504, 505, and 506.

11) 2X4 white grid with lay in ceiling tiles in rooms 507, 508, 509, 510, and 511.

12)  One (1) floor outlet.

13) Supply and install building standard sink in room 501. Tenant to provide millwork.

14)  Paint - Benjamin Moore Color #1590 flat.

15)  Duplex outlets - 2 per room.

16)  Signage on door and lobby directory.

17)  Supply and install variable speed exhaust fan in room 501.

18) Supply and install Maharani Polytech/Linen or equal wallcovering in rooms 501, 502, 503, and 504. Color to determined by Tenant.

19) Supply and install 36 oz Shaw Copperhill cut pile or equal carpeting in rooms 507, 508, and 509.

20)  Supply and install Interface carpet tile to match existing in room 511.

21) Supply and install Patkraft Legends or equal carpeting in rooms 501, 502, 503, 504, and 506. Color to be determined by Tenant.

22) Supply and install 36 oz Shaw or Copperhill cut pile or equal carpet border in rooms 502, 503, and 504. Color to be determined by Tenant.

23) Supply and install granite and granite base to match Building Manager's existing office in room 505.

24) Supply and install granite base to match Building Manager's existing office in rooms 501 and 505.

25) Supply and install Armstrong or equal vinyl base cove in rooms 507, 508, 509, and 511. Color to be determined by Tenant.

                           LANDLORD'S WORK (Suite 690)
                           ---------------------------

1)   All required partitioning as shown on Exhibit A-2 hereto attached.

2) Philadelphia Marketplace, Winchester or comparable carpeting with Mercer vinyl base or Azrock VCT tile.

3)   Duplex outlets - 2 per room,

4)   2 X 4 recessed fluorescent lights.

5)   Ceilings - 2 X 4 white grid with lay in ceiling tiles.

6)   Gypsum wall painted with building standard paint (any one color).

7)   Signage on door and lobby directory.

8)   All required interior doors building standard 3'0" X 7'0" solid core birch.

                                    EXHIBIT D

                              RULES AND REGULATIONS

      1. Lessee shall not obstruct or permit its employees, agents, servants, invitees or licensees to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other than as a means of passage to and from the Premises; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in any elevator; throw substances of any kind out of the windows or doors, or down the passages of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

      2. Water closets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

      3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, OR UPON OR BEHIND ANY WINDOWS, except as may be required by law or agreed upon by the parties; and no sign, advertisement or notice shall be inscribed, painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of the Lessor. If such consent be given by Lessor, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Lessor, or a company approved by Lessor, but the cost of the same shall be charged to and be paid by Lessee, and Lessee agrees to pay the same promptly, on demand.

      4. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Lessee, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Lessor.

      5. When electric wiring of any kind is introduced, it must be connected as directed by Lessor, and no stringing or cutting of wires will be allowed, except with the prior written consent of Lessor, and shall be done only by contractor approved by Lessor. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be approved by Lessor. No tenant shall lay floor covering so that the same shall be in direct contact with the floor of the Premises; and if floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

      6. Lessor shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by any tenant; and the time of moving the same in and out of the Building. All such moving shall be done under the supervision of Lessor. Lessor will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or fright shall be repaired at the expense of Lessee. All safes shall stand on a base of such size as shall be designated by Lessor. Lessor reserves the right to inspect all freight to be brought into the Building and to exclude from the Building freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

      7. No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Lessor. Business machines and mechanical equipment shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's judgment, to absorb and prevent vibration, noise and annoyance to the other tenants.

      8. No additional lock or locks shall be placed by Lessee on any door in the Building, without the prior written consent of Lessor. Two keys will initially be furnished to Lessee by Lessor; two additional keys will be supplied to Lessee by Lessor, upon request, without charge;

any additional keys requested by Lessee shall be paid for by Lessee. Lessee, its agents and employees, shall not have any duplicate keys made and shall not change any lock. All keys to doors and washrooms shall be returned to Lessor on or before the Termination Date, and, in the event of a loss of any keys furnished, Lessee shall pay Lessor the costs thereof.

      9. Lessee shall not employ any person or persons for the purpose of cleaning the Premises, without the prior written consent of Lessor. Lessor shall not be responsible to Lessee for any loss of property from the Premises however occurring, or for any damage done to the effects of Lessee by such janitors or any of its employees, or by any other person or any other cause.

      10. No vehicles or animals of any kind shall be brought into or kept in or about the Premises, except animals such as seeing-eye dogs, etc., as may be reasonably required to accommodate the needs of individuals with disabilities. Bicycles may be brought into the building, but shall not be left in front of the building.

      11. The requirements of Lessee will be attended to only upon application at the office of the Lessor. Employees of Lessor shall not perform any work for Lessee or do anything outside of their regular duties, unless under special instructions from Lessor.

      12. The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited. The use of a microwave oven shall not be prohibited.

      13. Lessee shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Lessor, except the storage of usual supplies and inventory to be used by Lessee in the conduct of its business; permit the Premises to be used for gambling; making any unusual noises in the Building; permit to be played any musical instruments in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises.

      14. Between 7:00 P.M. and 7:30 A.M. on weekdays, before 8:00 A.M. and after 1:00 P.M. on Saturdays, and all day Sunday and Building Holidays, the Building is closed.

      15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Lessor. Such curtains, blinds and shades must be of a quality, type, design and color and attached in a manner approved by Lessor.

      16. Canvassing, soliciting and peddling in the Building are prohibited, and Lessee shall cooperate to prevent the same.

      17. There shall not be used in the Premises or in the Building either by Lessee or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipped with rubber tires and side guards. No hand trucks will be allowed in passenger elevators.

      18. Each tenant, before closing and leaving the Premises shall ensure that all windows are closed and all entrance doors locked.

      19. Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including but not limited to, the following rights which are reserved to Lessor for its purposes in operating the Building: (a) the exclusive right to the use of the name of the Building for all purposes, except that Lessee may use the name as its business address and for no other purpose; (b) the right to change the name or address of the Building, without incurring any liability to Lessee for so doing; (c) the right to install and maintain a sign or signs on the exterior of the Building; (d) the exclusive right to use or dispose of the roof of the Building; (e) the right to limit the space of the directory of the Building; (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

      20. Lessee shall list all articles to be taken from the Building (other than those taken out in the usual course of business of Lessee) on Lessee's letterhead, or a blank which will be furnished to Lessor. Such list shall be presented at the office of the Building for approval before such articles are taken from the Building.

      21. Lessee shall not use the Premises or permit the Premises to be used for the sale of food or beverages.

                                    EXHIBIT E

                       BUILDING MAINTENANCE SPECIFICATION

A.    GENERAL (Five Nights Per Week)
      ------------------------------

1. All Ceramic, tile and other unwaxed flooring to be swept nightly and washed as necessary.

2.    All composition tile to be swept.

3.    All carpeting and rugs to be vacuumed.

4. All furniture, fixtures, pictures, ledges, chair rails and other furniture and window sills to be hand-dusted and cleaned. All window sills to be washed when necessary.

5.    All ash trays to be emptied and damp-wiped clean.

6. All waste receptacles to be emptied and refuse removed to a designated area of the Building.

7. Interiors of all waste disposal cans and baskets will be kept clean by inserting a plastic liner in each. Wash disposal units and replace liners upon request.

8.    All water coolers to be washed.

9. All door louvers and other ventilating louvers within reach to be hand-dusted.

10.   All telephones to be hand-dusted.

11.   All bright work to be wiped clean and polished.

12. All fingerprints and smudges to be removed from painted vertical surfaces whenever and wherever practicable.

13. All stairways to be swept and dusted nightly and mopped or scrubbed weekly.

14.   The elevators to be swept, dusted, washed nightly and waxed as necessary.

15.   Clear writing surfaces shall be wiped (or washed).

B.    LAVATORIES (Five Nights Per Week)
      ---------------------------------

1. All lavatory rooms to be swept and washed nightly with Phenolic or Quaternary disinfectant and power machine scrubbed monthly.

2. All mirrors, shelves, bright work and enameled surfaces in lavatories to be washed and polished.

3. All basins, bowls and urinals to be scour-washed with a Phenolic or Quaternary disinfectant.

4.    All toilet seats to be scour-washed and disinfected.

5. All partitions, tile walls, dispensers and receptacles to be had-dusted and washed when necessary.

6.    All paper towel receptacles to be emptied.

7.    All sanitary napkin disposal receptacles to be emptied.

8. All wall tile and stall surfaces to be washed and polished as often as necessary.

C.    HIGH DUSTING
      ------------

1. All pictures, frames, charts, graphs and similar wall hangings not reached in daily cleaning to be dusted at least twice per month.

2. All vertical surfaces such as walls, partitions, doors, bucks and other surfaces not reached in daily cleaning to be dusted at least twice per month.

3. All pipes, ventilating and air conditions louvers, ducts, high moldings, and other high areas not reached in daily cleaning to be dusted at least once per month.

D.    LOBBY
      -----

1.    Floors of entrance lobby to be swept and washed as necessary.

2.    Lobby wall surfaces, to be hand-dusted as often as necessary.

                                    EXHIBIT F

                                BUILDING HOLIDAYS

            New Year's Day

            Washington's Birthday

            Memorial Day

            Fourth of July

            Labor Day

            Thanksgiving Day

            Christmas Day

              FIRST AMENDMENT TO LEASE AND CONSOLIDATION AGREEMENT
              ----------------------------------------------------

      THIS FIRST AMENDMENT TO LEASE AND CONSOLIDATION AGREEMENT, made as of October 1, 2000 (this "Amendment") between MONTGOMERY ASSOCIATES, L.P. ("Landlord") and FUNDTECH CORPORATION, INC. ("Tenant").

                                 RECITALS:

      A. Landlord and Tenant entered into a lease dated August 30, 1999 (the "Lease") which Lease demises approximately 3,505 gross rentable square feet in Suite 505 and approximately 1,396 gross rentable square feet in Suite 690 (Suites 505 and 690 together referred to as the "Existing Premises") of the building located at 30 Montgomery Street in Jersey City, New Jersey (the "Building").

      B. Landlord's predecessor in interest and Tenant entered into a standard office building lease dated June 14, 1995, as amended by lease amendment and endorsement dated February 14, 1997, as further amended by lease amendment and endorsement dated April 15, 1997, as further amended by third amendment to lease dated August 14, 1997, as further amended by fourth amendment to lease dated November 24, 1997 (as so amended, the "Other Lease") which Other Lease demises approximately 10,254 gross rentable square feet in Suite 501 of the Building (the "Other Premises"; the Existing Premises and the Other Premises collectively, the "Demised Premises").

      C. Landlord and Tenant wish to extend the term of the Existing Lease and the term of the Other Lease and to consolidate the Other Lease with the Existing Lease to the effect that Tenant will have a single lease demising the Demised Premises.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree as follows as of the date hereof:

      1. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Existing Lease.

      2. The Other Lease is hereby deemed merged into the Existing Lease to the effect that the Other Premises and the Existing Premises shall be demised under the Existing Lease, the Other Lease and the terms, conditions and provisions under the Other Lease shall be of no further effect and the terms, conditions and provisions of the Existing Lease, as modified hereby, shall apply with the same force to the Existing Premises and the Other Premises. The term "Lease" as used herein shall mean the Existing Lease as amended and consolidated herein.

      3. The Preamble of the Lease is hereby deleted and replaced with the following:

"BASIC LEASE PROVISIONS AND DEFINITIONS.

      In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

(1)   Date of Lease:          August 30, 1999

(2)   Exhibits:   The following Exhibits attached to this Lease are
                  incorporated herein and made a part hereof:

                  Exhibit A:  Floor Plan(s)
                  Exhibit B:  Landlord's Work
                  Exhibit C:  Omitted
                  Exhibit D:  Rules and Regulations
                  Exhibit E:  Building Maintenance Specifications
                  Exhibit F:  Building Holidays

(3)   Building:   30 Montgomery Street
                  Jersey City, New Jersey 07302

(4)   Premises or Demised Premises:
      Outlined on Exhibit A - 3,505 gross rentable square feet in Suite 505 ("Suite 505"); - 1,396 gross rentable square feet in Suite 690 ("Suite 690"); and 10,254 gross rentable square feet in Suite 501 ("Suite 501"); total gross rentable square footage is 15,155.

(5)   Land:       On Tax Assessment Map of the City of Jersey City,
                  Hudson County, New Jersey. Block 8, Lot C2.

(6)   Term:       Suite 501 - July 1, 1995 to September 30, 2014
                  Suite 505 and Suite 690 - October 1, 1999 to September
                  30, 2014.

(7)   Base Rent:  Suite 501
                  ---------

                  (a)  as paid from March 1, 1997 through February 4, 1998

                  (b) $199,056.00 per annum, payable $16,588.00 per month for the period from February 5, 1998 through February 4, 2001

                  (c) $317,874.00 per annum, payable $26,489.50 per month for the period from February 5, 2001 through September 30, 2004

                  (d) $348,636.00 per annum, payable $29,053.00 per month for the period from October 1, 2004 through September 30, 2009

                  (e) $389,652.00 per annum, payable $32,471.00 per month for the period from October 1, 2009 through September 30, 2014

                  Suite 505
                  ---------

                  (a) $82,367.50 per annum, payable $6,863.96 per month for the period from October 1, 1999 through September 30, 2004

                  (b) $119,170.00 per annum, payable $9,930.84 per month for the period from October 1, 2004 through September 30, 2009

                  (c) $133,190.00 per annum, payable $11,099.17 per month for the period from October 1, 2009 through September 30, 2014

                  Suite 690
                  ---------

                  (d) $34,900.00 per annum, payable $2,908.33 per month for the period from October 1, 1999 through September 30, 2004

                  (e) $47,464.00 per annum, payable $3,955.34 per month for the period from October 1, 2004 through September 30, 2009

                  (f) $53,048.00 per annum, payable $4,420.67 per month for the period from October 1, 2009 through September 30, 2014

(8)  Utility Charge:   Suite 501 and Suite 505: Submetered and paid
                       by Tenant monthly in accordance with Article 10F.

                       Suite 690: - $2,433.00 per annum, payable $203.58 per month for the period from October 1, 1999 through September 30, 2014, subject to Landlord's right to survey Suite 690 provided in Article 10F of the Lease

(9)  Tenant's
     Percentage:       Suite 501- 3.38% for to February 4, 2001; 3.60%
                       thereafter
                       Suite 505   - 1.23%
                       Suite 690   - 0.49%

(10) Base Year:        Suite 501 - 1997 until February 4, 2001; 2001 thereafter
                       Suite 505 - 2000 until September 30, 2004; 2004
                       thereafter
                       Suite 690 - 2000 until September 30, 2004; 2004
                       thereafter

(11) Security:        $44,453.54

(12) Commencement
     Date:            Suite 501 - July 1, 1995 Suite 505
                      and Suite 690 - October 1, 1999

(13) Termination
     Date:            September 30, 2014

(14) Permitted Use:   General Office

(15) Tenant's
     Address:         30 Montgomery Street
                      Jersey City, New Jersey

(16) Landlord's
     Address:         c/o Denholtz Management Corp.
                      P.O. Box 1234
                      1600 St. Georges Avenue
                      Rahway, NJ 07065

(17) Broker:          Cushman & Wakefield of New Jersey, Inc. and Grubb
                      & Ellis Company

      4. Landlord and Tenant agree that the correct size of Suite 501 is 10,254 gross rentable square feet.

      5. Tenant is leasing the Demised Premises in its AS IS condition subject to the terms of this Amendment. The text in Exhibit B of the Existing Lease is hereby deleted and replaced with the words "AS IS".

      6. The words and number "and/or Suite 501" is hereby added after the word and number "Suite 505" in Article 10.F.2. of the Existing Lease.

      7. The reference to Article 25 in Article 24 of the Lease is hereby corrected to read "Article 24".

      8. Articles 37, 38 and 39 of the Existing Lease are hereby deleted.

      9. Landlord shall provide Tenant with a rent credit in the total amount of $100,000.00 (the "Rent Credit") toward the cost of improving the Demised Premises or any other premises in the Building that may be leased by Tenant subsequent to the execution of this Amendment (such other leased premises referred to herein as the "Additional Leased Premises") (collectively, the " Premises") as hereinafter provided. Landlord shall apply up to $20,000.00 of the Rent Credit toward the cost of improving the Premises in February 2001, provided such upgrade is completed and all of the requirements for such credit are submitted by Tenant to Landlord prior to June 30, 2001. The balance of the Rent Credit shall be applied toward Tenant's improvement expenses for the Premises incurred during the period commencing on October 1, 2004 and terminating September 30, 2005 provided such upgrade is completed and all of the requirements for such credit are submitted by Tenant to Landlord prior to September 30, 2005. Notwithstanding the foregoing, up to $5,000 of the Rent Credit may be applied on account of Tenant's out-of-pocket expenses incurred for architectural services for the Premises provided during the period from October 1, 2004 to September 30, 2005. Tenant's request for application of the Rent Credit may be made only once during the period commencing on the date of February 4, 2001 and terminating on June 30, 2001 (for up to a $20,000 credit) and once during the period commencing on October 1, 2004 and terminating on September 30, 2005 (the remaining balance of the Rent Credit). The Rent Credit, or applicable portions thereof, shall be applied to the next occurring installments of Base Rent payable under the Lease after Landlord receives from Tenant in form and content reasonably satisfactory to Landlord: (a) paid invoices reflecting the expenditure of at least the amount of Rent Credit being requested on account of the aforementioned work (b) final lien waivers duly executed by all contractors and subcontractors performing such work indicating that such work has been completed and paid for in full and (c) a certification from Tenant stating the amount of the Rent Credit requested, a description of the work performed, a listing of all contractors and subcontractors that performed such work and a certification that such work has been completed in accordance with the terms of the Lease.

      10. Tenant shall have the rights to lease the following suites in the Building as specifically set forth in this paragraph. Suite 604 consisting of approximately 6,798 gross rentable square feet and/or Suite 685 in the Building consisting of approximately 2,385 gross rentable square feet ("Suite 604", and "Suite 685" respectively). The Term of the existing lease on Suite 604 expires on July 31, 2005. The Term of the existing lease on Suite 685 expires on October 31, 2001. There are no renewal options available to the current tenant of Suite 604. The current tenant of Suite 685 has one (1) five (5) year renewal option. Tenant's rights hereunder are in all respects subject to the renewal rights of the tenant in Suite 685. If Tenant desires to lease Suite 604 and/or Suite 685 in the Building, Tenant shall notify Landlord in writing (a) no later than October 31, 2004 if it desires to lease Suite 604 and (b) no later than April 2, 2001 if it desires to lease Suite
685. Each such notice must specify the Suite Tenant desires to lease. Provided
(i) Landlord receives Tenant's notice(s) of intention within the timeframes for such suite(s) set forth above, (ii) Tenant is not in default under this Lease at the time Landlord receives such notice(s) and (iii) Landlord has not leased and is not then in active discussions to lease Suite 604 or Suite 685 to prospective tenants, Landlord shall offer to lease to Tenant the Suite(s) requested by Tenant in whole and not in part on the terms and conditions then being offered by Landlord to prospective tenants for comparable space. Such offer shall be made by Landlord in writing within thirty (30) days after Landlord's receipt of Tenant's notice(s). Tenant shall have five (5) business days from the date of Landlord's offer to accept Landlord's terms and conditions as offered, it being understood that if Tenant does not give Landlord notice of such acceptance within such five (5) business day period, Tenant shall be deemed to have rejected Landlord's offer and Landlord shall be free to lease the applicable Suite(s) to prospective tenant(s) other than Tenant. If Tenant accepts Landlord's offer within such five (5) business day period, Landlord and Tenant shall use commercially reasonable efforts to enter into a lease for such suite(s) or an amendment to this Lease including such space as part of the Demised Premises, provided, however, if such lease or amendment covering such Suite(s) is not executed and delivered by Landlord and Tenant within twenty (20) days after Landlord's original offer, Landlord shall be free to lease such space to prospective tenant(s) other than Tenant.

      11. Subject to availability, if Tenant requests in writing up to two (2) Building parking spaces, Landlord shall offer to Tenant for use the number of spaces so requested in such notice on the terms then being offered by Landlord for available Building parking spaces. Such terms are subject to change from time to time and may, among other things, require Tenant to enter into an amendment to the Lease setting forth the terms and conditions of such parking rights.

      12. Supplementing Article 11.C. of the Lease, Landlord shall not unreasonably withhold its consent to a proposed sublease or assignment to another tenant in the Building; or any prospective Building tenant first identified as such by Landlord when presented in writing by notice to Landlord by Tenant, unless at the date of Tenant's request for Landlord's consent and as of the effective date of such assignment or sublease, both (a) Landlord has any comparable size space in the Building available for lease or coming available for lease within the four (4) month period succeeding each such date and (b) the term of such Building tenant's lease (or any of its leases) has less than twelve
(12) full calendar months remaining as of each such date. Landlord's determination with respect to the nature and character of the prospective tenant's business set forth in Article 11.C. shall remain unaffected by this paragraph 14.

      13. Landlord and Tenant each warrant and represent to the other that neither employed, dealt with nor negotiated with any broker in connection with this transaction other than Cushman & Wakefield of New Jersey and Grubb & Ellis Company ("Broker") and each agrees to indemnify and hold harmless the other against any loss, cost or expense (including reasonable attorneys' fees) arising out of a breach of such representation by the indemnitor. Landlord shall pay any commission owing Broker pursuant to a separate agreement.

      14. Except as expressly modified herein, Landlord and Tenant affirm that the Lease is in full force and effect, and Tenant certifies that all obligations of Landlord under the Lease as of this date have been fully performed and complied with by Landlord. By entering into this Modification, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other conditions with respect to the Leases or the use of the Demised Premises, whether or not in existence or known to Landlord at the date hereof, or (ii) to consent to any matter as to which Landlord's consent is required under the terms of the Leases, except such as may heretofore have been waived in writing or consented to in writing by Landlord.

      15. Tenant represents and warrants that it has obtained all required consents to enter into this Amendment.

      16. As expressly amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and, except insofar as reference to the contrary is made in any such instrument, all references to the "Lease" in any future correspondence or notice shall be deemed to refer to the Lease as amended by this Amendment.

      IN WITNESS WHEREOF, the parties have this day set their hands and seals.

Signed, Sealed and Delivered
In the presence of                 LANDLORD:

                                   MONTGOMERY ASSOCIATES, LP (Landlord)
                                   By:   Denzar at Montgomery, L.L,C.
                                         General Partner

___________________________        By:_____________________________
                                      Steven J. Denholtz, Co-Manager

                                   TENANT:

                                   FUNDTECH CORP., INC.

___________________________        By:___________________________________
                                      Name:
                                      Title:

                                    EXHIBIT A

                                [GRAPHIC OMITTED]

                            SECOND AMENDMENT TO LEASE
                            -------------------------

      THIS SECOND AMENDMENT TO LEASE, made as of March 29, 2001 (this "Amendment"), between MONTGOMERY ASSOCIATES, L.P. ("Landlord") and FUNDTECH CORPORATION, INC. ("Tenant").

                                 RECITALS:

      A. Landlord's predecessor in interest and Tenant entered into a standard office building lease dated June 14, 1995; as amended by lease amendment and endorsement dated February 14, 1997, as further amended by lease amendment and endorsement dated April 15, 1997, as further amended by third amendment to lease dated August 14, 1997, as further amended by fourth amendment to lease date November 24, 1997 and Landlord and Tenant entered into a lease, dated August 30, 1999, as amended by First Amendment to Lease and Consolidation Agreement dated October 1, 2000 (as so amended and consolidated, the "Lease") which Lease demises approximately 3,505 gross rentable square feet in Suite 505, approximately 1,396 gross rentable square feet in Suite 690, and approximately 10,254 gross rentable square feet in Suite 501 (collectively, the "Existing Premises").

      B. Tenant desires to hire from Landlord additional space in the Building comprising approximately 10,603 gross rentable square feet in Suite 800, as such additional space is depicted on Exhibit A attached hereto (the "New Premises"; the New Premises and the Existing Premises together, the "Demised Premises"), and Landlord is willing to lease the New Premises to Tenant on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree as follows:

      1. Landlord shall provide Tenant with a rent credit in the total amount of S7500.00 (the "Rent Credit") toward the cost of improving the New Premises. The Rent Credit, or applicable portions thereof, shall be applied to the next occurring installments of Base Rent payable under the Lease after Landlord receives from Tenant in form and content reasonably satisfactory to Landlord:
(a) paid invoices reflecting the expenditure of at least the amount of Rent Credit being requested on account of the aforementioned work (b) final lien waivers duly executed by all contractors and subcontractors performing such work indicating that such work has been completed and paid for in full and (c) a certification from Tenant stating the amount of the Rent Credit requested, a description of the work performed, a listing of all contractors and subcontractors that performed such work and a certification that such work has been completed in accordance with the terms of the Lease.

      2. Commencing on April 1, 2001 (the "New Premises Commencement Date") and continuing until March 31, 2009 (the "New Premises Term") the Lease shall be deemed modified to include the following:

         (a)      Base Rent for the New Premises shall be:
                  Period:                                  Monthly Installment:
                  ------                                   -------------------
                  April 1, 2001 to March 31, 2009:         $30,925.42

         (b) Tenant's electricity shall continue to be directly sub-metered in accordance with Article 10F.

         (c) Tenant's Percentage for the New Premises shall be 3.72%.

         (d) Tenant's Base Year for the New Premises shall be calendar year 2001 in accordance with Article 4 of the Lease.

         (e) Tenant shall pay its percentage of any expense increase or tax increase over its Base Year.

         (f) Exhibit A of the Lease shall be modified to include Exhibit A attached hereto, and the "Premises" and the "Demised Premises" under the Lease shall include the New Premises hereunder.

      3. Concurrently herewith, Tenant has deposited with Landlord a letter of credit in a form satisfactory to Landlord in the amount of $250,000.00. Provided Tenant is not in default of any of the terms of the Lease on the 1st, 2nd, 3rd, or 4th anniversary of the New Premises Commencement Date, the letter of credit may be reduced by $50,000.00 on each of the four (4) anniversary dates so that after four (4) years the balance of the letter of credit shall be $50,000.00 for, the remainder of the New Premises Term.

      4. Provided Tenant is not in default of any of the terms of the Lease at the end of the New Premises Term, Tenant shall have the option to renew the Lease with respect to the New Premises only (the "Renewal Option") as set forth on Exhibit B hereto attached.

      5. Tenant shall have the right, subject to any rights that the existing tenant may have to renew, to lease an additional 6,692 gross rentable square feet on the 80th floor ("Additional Space") in the Building. The term of the existing lease on the Additional Space expires on February 28, 2003. If Tenant desires to lease the Additional Space, Tenant shall notify Landlord in writing no later than February 28, 2002. Provided (i) Landlord receives Tenant's notice of intention within the timeframe set forth herein, (ii) Tenant is not in default under the Lease at the time Landlord receives such notice and (iii) Landlord has not leased and is not then in active discussions to lease the Additional Space to prospective tenants, Landlord shall offer to lease to Tenant the Additional Space in whole or in part on the terms and conditions then being offered by Landlord to prospective tenants for comparable space. Such offer shall be made by Landlord in writing within thirty (30) days after Landlord's receipt of Tenant's notice. Tenant shall have five (5) business days from the date of Landlord's offer to accept Landlord's terms and conditions as offered, it being understood that if Tenant does not give Landlord notice of such acceptance within such five (5) business day period, Tenant shall be deemed to have rejected Landlord's offer and Landlord shall be free to lease the Additional Space to prospective tenants other than Tenant, If Tenant accepts Landlord's offer within such five (5) business day period, Landlord and Tenant shall use commercially reasonable efforts to enter into a lease for the Additional Space or an amendment to the Lease including the Additional Space as part of the Demised Premises, provided, however, if such lease or amendment covering the Additional Space is not executed and delivered by Landlord and Tenant within twenty (20) days after

Landlord's original offer, Landlord shall be free to lease such space to prospective tenants other than Tenant.

      6. Landlord and Tenant each warrant and represent to the other that neither employed, dealt with nor negotiated with any broker in connection with this transaction other than Grubb & Ellis and Denholtz Associates ("Brokers") and each agrees to indemnify and hold harmless the other against any loss, cost or expense (including reasonable attorneys' fees) arising out of a breach of such representation by the indemnitor. Landlord shall pay any commission owing Brokers pursuant to a separate agreement.

      7. Except as expressly modified herein, Landlord and Tenant affirm that the Lease is in full force and effect, and Tenant certifies that all obligations of Landlord under the Lease as of this date have been fully performed and complied with by Landlord. By entering into this Amendment, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other conditions with respect to the Lease or the use of the Demised Premises, whether or not in existence or known to Landlord at the date hereof, or (ii) to consent to any matter as to which Landlord's consent is required under the terms of the Lease, except such as may heretofore have been waived in writing or consented to in writing by Landlord.

      8. All capitalized terms and other terms not otherwise defined herein shall have the meanings ascribed to them in the Lease,

      9. Tenant represents and warrants that it has obtained all required consents to enter into this Amendment.

      10. Except as expressly modified or amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and, except insofar as reference to the contrary is made in any such instrument, all references to the "Lease" in any future correspondence or notice shall be deemed to refer to the Lease as modified by this Amendment.

      IN WITNESS WHEREOF, the parties have this day set their hands and seals.

Signed, Sealed and Delivered
In the presence of                 LANDLORD:

                                   MONTGOMERY ASSOCIATES, LP (Landlord)

                                   By:   Denzar at Montgomery, L.L,C.
                                         General Partner

____________________________       By:_______________________________
                                      Steven J. Denholtz, Co-Manager

                                   TENANT:

                                   FUNDTECH CORPORATION, INC.

____________________________       By:_______________________________
                                      Name:
                                      Title:

                                    Exhibit A


                                  New Premises

                                [GRAPHIC OMITTED]

                                    Exhibit B
                                    ---------
                                 Renewal Option

      OPTION TO RENEW. If Tenant is not in default of any of the terms and conditions of the Lease, Tenant shall have the option ("Option") to renew the Lease with respect to Suite 800 only for a period of five (5) years from the expiration date of the New Premises Term (the "Renewal Term") all upon the terms and conditions herein set forth. The option shall be exercised, if at all, by Tenant giving written notice of exercise to Landlord, which notice must be received by Landlord no less than twelve (12) months prior to the expiration date of the New Premises Term.

      Tenant's rights to renew the Lease as set forth above shall be voidable by Landlord if:

            (a) the notice referred to in the preceding paragraph is not received by Landlord on or before the date which is twelve
                 (12) months prior to the expiration date of the New Premises Term; or

            (b) prior to the first day of the Renewal Term there occurs a default which is not cured by Tenant under the Lease.

      During the Renewal Term all of the terms, covenants and conditions of the Lease shall continue to apply, except as specifically otherwise provided herein.

      Tenant shall pay the Base Rent hereinafter specified plus the Additional Rent as set forth in the Lease. During the first year of the Renewal Term there shall be paid annually the Base Rent payable in the last month of initial New Premises Term increased; if applicable, in the event of an increase in the Cost of Living Index based on an application of the cost of living formula which is hereinafter defined as follows:

            At the inception of the Renewal Term, there shall be compared the "All Items" Index figures, New York, Northeastern New Jersey - of the "Consumer Price Index for All Urban Consumers" (revised CPI-U) (1982-1984 equals 100) published by the Bureau of Labor Statistics of the United States Department of Labor (in this paragraph hereinafter referred to as the "Index") for the first month of the original New Premises Term with the first month of the Renewal Term. If there is an increase in the Index for the first month of the Renewal Term compared to the Index for the first month of the New Premises Term said increase in Index figures shall be used to determine the applicable percentage of increase in the first year of the Renewal Term which shall be the basis for determining the Base Rent increase over the Base Rent payable in the initial term in accordance with the formula set forth, and as shown in the following example:

EXAMPLE: If the Index Figure for the first month of the term is 100 (the denominator) and the Index figure for the first month of the Renewal Term is 110, the increase in the Index figures will produce an increase of 10% in Base Rent during the first year of the Renewal Term.

                                 (110-100)
                                 ---------
                                    100

      Since the rent payment for at least the first month of the Renewal Term will have been paid prior to the determination of any applicable rent increase, any increase for months already elapsed after commencement of the Renewal Term shall then be added to the next monthly rent payment then becoming due and payable.

      Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the minimum Base Rent during the Renewal Term shall not be less than the Base Rent in the initial New Premises Term.

      It is understood and agreed that should the applicable Index figure not be published for any particular month when the same shall be applicable under the terms of the Lease, the last published figure prior to the date shall be used, but such prior figure shall not be retroactive for a period in excess of three
(3) months. In the event that the applicable Index figure is discontinued by way of publication with respect to the Index, then and in that event, there shall be substituted an equivalent and substituted Cost of Living Index satisfactory to both parties to be applied in the same manner- as in the Lease provided. In the event the parties cannot mutually agree as to the equivalent substituted Index, then and in that event the question should be submitted for arbitration to the American Arbitration Association.

      If the base year (1982-1984 equal to 100) herein above referred to with respect to the "Index" shall be changed after the execution of the Lease, appropriate adjustments based on such new Index shall be made by Landlord so as to have a proper application of the Cost of Living formula.

                                 THIRD AMENDMENT
                                 ---------------


     This Third Amendment to Lease is dated this 14th day of August 1997 by and between UKRAINIAN NATIONAL URBAN RENEWAL CORPORATION ("UNURC") as "Current Landlord", MONTGOMERY ASSOCIATES, L.P. as "New Landlord" and FUNDTECH CORPORATION, INC. as "Tenant".

1. By agreements dated June 14, 1995, February 14, 1997 and April 15, 1997 (all hereinafter referred to as "the Lease") Current Landlord and UNURC entered into a Lease for Suite 501.

2. Pursuant to the Lease, Tenant rents 6,325 rentable square feet at 30 Montgomery Street, Jersey City, New Jersey for a term of three years which commenced June 1, 1997 and terminates May 31, 2000.

3. Tenant is currently in arrears in the amount of approximately $100,000. Tenant and Current Landlord agree that this arrearage shall be settled by payment from Tenant to Current Landlord in the amount of $50,000 payable in twelve (12) equal monthly installments, each in the amount of $4,166.66. Should Tenant default in any payment due hereunder, the obligation of Current Landlord to accept $50,000 as full payment shall be voided and Current Landlord shall be entitled to the full $100,000 together with all costs, including reasonable attorneys fees, for collecting same.

4. Current Landlord, New Landlord and Tenant acknowledge that rent for the month of August has been paid in the amount of $10,542 in fixed rent plus $922.40 in tenant electric. Tenant shall continue to make timely rental payments of this amount not withstanding the absence of a certificate of occupancy for its most recently renovated space.

5. New Landlord agrees that it shall solve tenant's air conditioning problems. Within the sixty (60) days of the date hereof, New Landlord shall provide Tenant with a program to air condition Tenant's space during business hours on business days as defined in the Lease to temperatures consistent with a first class office building. All work necessary to correctly air condition the space shall be completed by Landlord at Landlord's sole cost and expense promptly thereafter. Tenant acknowledges that there is no other unfinished work at the Premises other than a) small re-tiling need front entrance, b) replacement of missing ceiling tiles, c) wallpapering of partially prepared wall, d) painting of one wall, e) recarpeting of conference room. UNURC shall complete items (a) through (e) within sixty (60) days.

6. Except as modified herein, all terms and conditions of the Lease shall remain in full force and effect.

                                    UKRAINIAN NATIONAL URBAN RENEWAL
                                    CORPORATION, Current Landlord

                                    -------------------------------------------

                                    MONTGOMERY ASSOCIATES, L.P.
                                    BY:  DENZAR AT MONTGOMERY, L.L.C.,
                                                                New Landlord

                                    ___________________________________________
                                    By:  Steven J. Denholtz, Co-Manager


                                    FUNDTECH CORPORATION, INC., Tenant


                                    -------------------------------------------

                                FOURTH AMENDMENT


      This Fourth Amendment to Lease is made this 24th day of November, 1997 by and between MONTGOMERY ASSOCIATES, L.P. successor in interest to Ukrainian National Urban Renewal Corporation (the "Landlord") and FUNDTECH CORPORATION, INC. (the "Tenant").


1. By agreements dated June 14, 1995, February 14, 1997, April 15, 1997, and August 14, 1997 (the "Lease"), Landlord's predecessor in interested leased to Tenant 6,325 rentable square feet (the "Demised Premises") in Suite 501 at 30 Montgomery Street, Jersey City, New Jersey for a term commencing on June 1, 1995 and terminating on May 31, 2000.

2. For value received and mutual consent, Tenant and Landlord desire to expand Tenant's Demised Premises and extend Tenant's Lease all on the terms and conditions set forth herein.

3. Landlord shall lease to Tenant an additional 3,298 rentable square feet (the "Additional Premises") adjoining the Demised Premises. Tenant's total square footage shall be 9,623.

4. Landlord's Work with respect to the Additional Premises as outlined on Exhibit A hereto attached shall include the following:

     A.   Build eight (8) private offices.
     B.   Paint to match Demised Premises.
     C.   Match carpeting and base in Demised Premises.
     D.   2X4 lay in ceiling with fluorescent lights.
     E.   Duplex outlets - 2 per room.
     F. Create "finished" connection between Demised Premises and Additional Premises.
     G.   Install HVAC distribution.

5. Landlord also agrees to balance the air distribution in the Demised Premises by adding the necessary diffusers. Landlord shall also install by December 31, 1998, an energy management system which will control and monitor the heating and cooling systems more efficiently and effectively.

6. Upon completion of the items outlined in Item #4, estimated to be on or about December 1, 1997, a new three (3) year term shall commence (the "Commencement Date") on all of Tenant's space. This term shall terminate on the third (3rd) anniversary of the Commencement Date, estimated to be on or about November 30, 2000. Tenant's Base Rent shall be $199,056.00 per annum; $16,588.00 per month and Tenant Electric shall be $16,840.25 per annum; $1,403.35 per month unless Landlord elects to resurveyed as provided in item 6f of the Lease.

7. Item 32 of the Lease shall be amended to read Cushman & Wakefield of NJ, Inc. Tenant represents that it has dealt with no other broker in connection with this transaction other than Cushman & Wakefield of NJ, Inc. Based upon this representation, Landlord represents that Tenant shall not be responsible for brokerage fees relating to this transaction.

8.   Tenant's percentage shall be 3.38% based upon 285,000 square feet.

9. Landlord currently holds $12,816.30 as Tenant's Security Deposit. Tenant shall increase its Security Deposit by $12,092.66 for a total Security Deposit of $24,908.96. Tenant shall not be entitled interest on its Security Deposit.

10. All payments of rent or additional rent which are made more than ten (10) days after the due date thereof shall be assessed a late charge equal to five percent (5%).

11. Tenant's right to cancel the Lease on June 1, 1999 shall no longer be valid.

12. Landlord represents that the following item remains uncompleted from the Third Amendment and said item shall be completed on or before the Commencement Date of the Additional Premises.

     A.   Recarpeting of conference room.

13. Except as modified herein, all terms, conditions, covenants, and stipulations of the Lease shall remain in full force and effect.

14.  This Fourth Amendment shall be attached to and made part of the Lease.

MONTGOMERY ASSOCIATES, L.P.
BY:  DENZAR AT MONTGOMERY, L.L.C., Landlord


_______________________________________
By: Steven J. Denholtz, Managing Member


FUNDTECH CORP., INC., Tenant


_______________________________________
By: